SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Commission file number 0-23726

                            NORTHWOOD SERVICES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      6599
             ------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   25-1425218
                       ----------------------------------
                      (I.R.S. Employer Identification No.)


                       4100 Rte. 8, Allison Park, PA 15101
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  (412)487-3200
                                ----------------
                               (Telephone number)


               Hal Autenreith, 4100 Rte. 8, Allison Park, PA 15101
               ---------------------------------------------------
                     (Name and Address of agent of service)

                                  (412)487-3200
                                ----------------
                               (Telephone number)

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box /X/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box /_/



                               Page 1 of 50 pages
                         Exhibit Index Begins on Page 51

Calculation of Registration Fee

================================================================================
Title of          Amount to         Proposed         Proposed         Amount of
each class           be             maximum          maximum        registration
of               registered         offering         aggregate          fee
securities                          price per        offering
to be                                 share            price
registered
--------------------------------------------------------------------------------
Common           1,000,000          $6.00           $6,000,000         $3,000
Shares
--------------------------------------------------------------------------------
Shares of          300,000           6.00           $1,800,000            900
Selling
Shareholders
to be sold
in the
future
--------------------------------------------------------------------------------
TOTAL            1,300,000           6.00           $7,800,000          3,900
================================================================================

(1)  Based on the proposed offering price of $6.00 per share.

(2) Represents shares held by Shareholders of the Company which are being registered by the Company on behalf of the Shareholders.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.




CROSS REFERENCE SHEET

     Pursuant to Item 501(b) of Regulation S-K and Rule 404(a) the following cross-reference sheet shows the location in the Prospectus of the information required to be included in response to Items of Form S-1.

======================================================================================================================
PART I           Item                                                Location
======================================================================================================================
Item 1           Forepart of Registration Statement and              Forepart of Registration Statement and
                 Outside Front Cover Page of Prospectus              Outside Front Cover Page of
                                                                     Prospectus
----------------------------------------------------------------------------------------------------------------------
Item 2           Inside Front and Outside Back Cover                 Inside Front and Outside Back Cover
                 Pages of Prospectus                                 Pages of Prospectus
----------------------------------------------------------------------------------------------------------------------
Item 3           Summary Information, Risk Factors and               Summary, Risk Factors
                 Ratio of Earnings to Fixed Charges
----------------------------------------------------------------------------------------------------------------------
Item 4           Determination of Offering Price                     Determination of Offering Price
----------------------------------------------------------------------------------------------------------------------
Item 5           Use of Proceeds                                     Use of Proceeds
----------------------------------------------------------------------------------------------------------------------
Item 6           Dilution                                            Dilution
----------------------------------------------------------------------------------------------------------------------
Item 7           Selling Security Holders                            Selling Security Holders
----------------------------------------------------------------------------------------------------------------------
Item 8           Plan of Distribution                                Plan of Distribution
----------------------------------------------------------------------------------------------------------------------
Item 9           Description of Securities To Be                     Description of Securities
                 Registered
----------------------------------------------------------------------------------------------------------------------
Item 10          Interest of Named Experts and Counsel               Not Applicable
----------------------------------------------------------------------------------------------------------------------
Item 11          Information with Respect to the                     The Company and Business
                 Registrant
----------------------------------------------------------------------------------------------------------------------
Item 12          Disclosure of Commission Position on                Management - Indemnification of
                 Indemnification For Securities Act                  Officers and Directors
                 Liabilities
======================================================================================================================
PART II
======================================================================================================================
Item 13          Other Expenses of Issuance and                      Other Expenses of Offering
                 Distribution                                        Registration and Distribution
----------------------------------------------------------------------------------------------------------------------
Item 14          Indemnification of Officers and Directors           Indemnification
----------------------------------------------------------------------------------------------------------------------
Item 15          Recent Sales of Unregistered Securities             Recent Sales of Unregistered Securities
----------------------------------------------------------------------------------------------------------------------
Item 16          Exhibits, Financial Statements and                  Exhibits, Financial Statements and
                 Schedules                                           Schedules
----------------------------------------------------------------------------------------------------------------------
Item 17          Undertakings                                        Undertakings
----------------------------------------------------------------------------------------------------------------------
Item 18          Financial Statements and Schedules                  Financial Statements and Schedules
======================================================================================================================



                            NORTHWOOD SERVICES, INC.

                1,300,000 Shares (including 300,000 shares which
                      may be sold by selling shareholders)

                        ($0.0001 par value common stock)


     The offering price of $6.00 per Share is the price arbitrarily determined by the Company.

                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK

     This offering involves special risks concerning the Company, immediate substantial dilution from the public offering price, substantial competition, possible continuing operating losses, dependence upon management, economic fluctuations in the real estate market, continued control by present shareholders,  possible  market  volatility  of the  share  price,  lack  of any commitment to purchase share, possible significant additional underwriting compensation through the sale of Warrants and possible dilution if the Warrants are exercised at their stated exercise price which will possible be less than market price at date of exercise. (See "Risk Factors", "Dilution" and "Underwriting".)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                  Price to            Underwriting            Proceeds to
                  Public              Commissions             Company(3)
                                      (1)(2)
--------------------------------------------------------------------------------
Per Share         $6.00               $0.60                   $5.40
--------------------------------------------------------------------------------
Total             $6,000,000          $600,000                $5,400,000
(Maximum)
================================================================================

(1) The offering is being made by the Selected Dealers on a best efforts, all or nothing, maximum 1,000,000 shares, basis. All proceeds from the sale of the shares being offered will be promptly deposited in a non-interest bearing escrow account (subscribers residing in states requiring the payment of interest will be paid interest by the Company at passbook rates if the escrow does not close) at the Iron and Glass Bank, Pittsburgh, Pennsylvania, (the "Escrow Agent"). Unless at least $6,000,000 is on deposit in the escrow account within 60 days from the date of this Prospectus (which initial offering period may be extended for an additional period or periods of not more than 90 days in the aggregate by mutual consent of the Company and the Selected Dealers), the offering will be withdrawn and all funds will be returned promptly to subscribers by the Escrow Agent without deduction therefrom. A subscriber's payment tendered to the Escrow Agent will not be returned to the subscriber until the offering period has expired or the offering has otherwise been terminated. Funds will be transmitted to the Escrow Agent for deposit in the escrow account no later than noon on the day following receipt by the Underwriter or participating dealer. (See "Underwriting".)

(2) Does not include a nonaccountable expense allowance of 3% of the aggregate proceeds realized from the sale of the shares offered hereby payable to the selected Dealers. See "Distribution" for information concerning the Company's agreement (a) to sell to the Selected Dealers warrants to purchase up to 100,000 shares of common stock at the rate of 10% of the number of shares sold in the offering and (b) to indemnify the selected dealer against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

(3) Before deduction of expenses payable by the Company in connection with this offering, estimated at $250,000 for filing, printing, legal fees, accounting fees, Selected Dealers' non-accountable expense allowances and Blue Sky expenses. The Company will pay approximately $250,000 toward these expenses.

     The Company is subject to the reporting requirements of Section 13(a) of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. This information (including proxy and information statements filed pursuant to Sections 14(a) and 14(c) of the Exchange Act) may be inspected and copied at the office of Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Company undertakes to provide, without charge, to any person to whom a Prospectus is delivered, upon oral or written request of such person, a copy of an any and all information if any, that has been incorporated by reference in the Prospectus. Such information can be obtained from 3812 Rte. 8, Allison Park, PA 15101. Telephone Number:(412)487-3200.

     THE SECURITIES DESCRIBED HEREIN ARE OFFERED BY CERTAIN SELECTED DEALERS AS AGENTS FOR THE COMPANY SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION, OR MODIFICATION OF THE OFFERING, WITHOUT NOTICE, BY THE COMPANY OR THE UNDERWRITER. OFFERS TO PURCHASE AND CONFIRMATIONS OF SALES ISSUED BY THE SELECTED DEALERS ARE SUBJECT TO: (I) ACCEPTANCE BY THE COMPANY AND THE SELECTED DEALER, (II) THE SALE OF THE MINIMUM NUMBER OF SHARES SPECIFIED HEREIN, (III) THE RELEASE AND DELIVERY

OF THE PROCEEDS OF THIS OFFERING TO THE COMPANY, (IV) THE DELIVERY OF THE SECURITIES AND THEIR ACCEPTANCE BY THE SELECTED DEALER, AND (V) THE RIGHT OF THE COMPANY AND THE SELECTED DEALERS TO REJECT ANY AND ALL OFFERS TO PURCHASE AND TO CANCEL ANY SALE AT ANY TIME, PRIOR TO THE PURCHASE PRICE BEING DELIVERED TO THE COMPANY IN EXCHANGE FOR DELIVERY TO THE SELECTED DEALER OF THE CERTIFICATE ISSUED FOR THE PURCHASE PRICE, EVEN AFTER A CONFIRMATION HAS BEEN ISSUED AND THE PURCHASE PRICE HAS BEEN PAID BY THE RECIPIENT OF THE CONFIRMATION, IF SUCH SALE OR ITS COMPLETION, IN THE OPINION OF THE SELECTED DEALERS, VIOLATED OR VIOLATES FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELECTED DEALER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     A SIGNIFICANT AMOUNT OF THE SECURITIES DESCRIBED HEREIN MAY BE SOLD TO CUSTOMERS OF THE SELECTED DEALERS. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF SUCH SECURITIES THROUGH AND/OR WITH THE SELECTED DEALER. ALTHOUGH IT HAS NOT LEGAL OBLIGATIONS TO DO SO, THE SELECTED DEALERS FROM TIME TO TIME MAY BECOME A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN SUCH SECURITIES. THE SELECTED DEALERS, IF THEY PARTICIPATE IN THE MARKET, MAY BE A DOMINATING INFLUENCE IN THE MARKET FOR THE SECURITIES DESCRIBED HEREIN. THE PRICES AND LIQUIDITY OF THE SECURITIES MAY BE
SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE SELECTED DEALERS PARTICIPATION IN SUCH MARKET.

     OFFICERS, DIRECTORS AND AFFILIATES OF THE COMPANY MAY PURCHASE UP TO AN AGGREGATE AMOUNT OF 10% OF THE SECURITIES OFFERED HEREBY AT THE PUBLIC OFFERING PRICE. SUCH SECURITIES IF PURCHASED WILL BE PURCHASED FOR INVESTMENT AND NOT WITH THE INTENT OF RESALE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW.

     IN ADDITION THE SELECTED DEALERS, AT THE REQUEST OF THE COMPANY, MAY SELL SHARES OFFERED HEREBY TO PERSONS DESIGNATED BY THE COMPANY, IF SUCH SALES MAY LEGALLY BE MADE. SUCH PERSONS HAVE NOT YET BEEN SPECIFICALLY IDENTIFIED BUT WOULD CONSIST OF FRIENDS AND BUSINESS ASSOCIATES OF MANAGEMENT.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the information and financial statements appearing elsewhere in this Prospectus.

The Company

     Northwood Realty Co. is a registered fictitious name of Northwood Services, Inc., a corporation founded in 1982 under the laws of Pennsylvania. Northwood operates as a large real estate brokerage in Southwestern Pennsylvania, primarily around the city of Pittsburgh. It serves Allegheny County and seven surrounding counties. The Company maintains its principal administrative office at 4100 Route 8, Allison Park, Pennsylvania 15101-3060. Northwood has thirty-five offices and 700 sales associates plus another 100 persons employed in various management and administrative functions.


Use of Proceeds


     The Company intends to use the proceeds of this offering (net of underwriting commissions and offering expenses), assuming the maximum shares are sold at the price set by the Company of $6.00 per share in the amounts and priorities as follows:

                                                       Maximum
                                                       -------

         Expansion of working capital
         and general corporate purposes               $4,475,000

         Repayment of Notes                           $  625,000

         Totals                                       $5,100,000

(See "The Company" and "Use of Proceeds")


Risk Factors

     The Company at various times since its inception in 1982 has incurred substantial operating losses in spite of substantial gross revenues and only in 1996 did it have an operating profit on approximately $15 million in revenues. (See "Financial Statements" and "Selected Financial Data".) It has and will continue to encounter substantial competition. (See "Risk Factors".) Purchasers of the shares offered hereby will sustain substantial dilution. (See "Dilution").

The Offering

     The Company proposes to offer 1,000,000 shares at the offering price of $6.00 per share as determined by the Company. (See "Plan of Distribution" for information concerning the offering price.) Certain Selling Shareholders have registered 300,000 shares for possible sale concurrent with this offering.

Net Proceeds to the Company (1)

              Maximum                           $5,100,000

Common stock outstanding as of
September 30, 1997 prior to offering             3,000,000 shares

Common stock outstanding after offering (2)

              Maximum                            4,000,000 shares

Percentage of stock to be owned by Present Shareholders after offering
(2)(3)(4)- 75%

(1) Assumes the shares are sold at $6.00 per share, after payment of the commission to the Selected Dealers of 10% of the proceeds and the deduction of the offering costs of $250,000.

(2) Does not include up to 200,000 shares subject to an incentive stock plan which may be offered to certain members of the Company's management and for agents of the company, and up to 100,000 shares underlying the Selected Dealers' Warrants.

(3) Based upon 4,000,000 shares to be issued and outstanding after the sale of the maximum number of shares.

(4) These percentages assume that existing shareholders purchase no shares offered hereby. As of September 30, 1997, the Company had thirteen record shareholders including nominees. An anticipated low trading volume of the Company's shares would make share price susceptible to substantial price swings should volume of any significant size and frequency occur in buying or selling of the Company's shares.

Summary Financial Information

     The following summary financial information should be read in conjunction with the financial statements of the Company and related notes included elsewhere in this Prospectus.

                                               12/31/1996           12/31/1995
                                             -----------------------------------
Total Assets                                     3,652,319            3,679,854
Total Current Liabilities                    $   2,674,337        $   2,907,759
Long-term debt (net of
 current portion                                 1,307,546            1,132,583
                                             -------------        -------------
          Total                                  3,981,883            4,040,342
Stockholders' Equity
(Deficiency)
  Capital  stock - (no par
value, 100,000,000 shares
issued, 886,100 shares
outstanding, 128,900 shares
held as treasury
stock, no cost)                                     25,100               25,100
Retained earnings (deficit)                       (327,064)            (357,988)
                                             ===================================

Less:  Treasury stock -
  9,500 shares, at cost                            (27,600)             (27,600)
                                             -------------        -------------
                                                  (329,564)            (360,488)
                                             -------------        -------------
                                             $   3,652,319        $   3,679,854
                                             =============        =============
Revenues
  Net commissions earned
   from real estate
  transactions                               $  15,735,755        $  13,861,509
  Less commissions paid                         (8,433,981)          (7,361,537)
                                             -------------        -------------
                                                 7,301,774            6,499,972
  Tuition income                                   137,965              120,871
  Consulting fees                                  109,775               94,158
  Insurance commissions                             24,961               22,804
                                             -------------        -------------
                                                 7,574,475            6,737,805
Operating Expenses                               7,486,539            6,753,364
                                             -------------        -------------
  Income (loss) from                                87,936              (15,559)
  operations
Other Income (Expense)
  Rental income                                     20,000               20,000
  Other income                                      79,217               30,144
  Interest expense                                (232,639)            (290,604)
  Loss on investments                                                   (30,000)
  Reduction in listing
  rights amortization                              103,505
                                             -------------
                                                   (29,917)            (270,460)
                                             -------------        -------------
    Income (loss) before
    income taxes and
  extraordinary item                                58,019             (286,019)


     Financial information for the year ended December 31, 1996 is compared to the year ended December 31, 1995.

     The following unaudited supplementary data presents net income per share for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997 as adjusted to give effect to the proposed sale of common stock as if it had occurred on December 31, 1995, for the 1996 fiscal year, or January 1, 1997, for the nine months ended September 30, 1997. The calculations assume a sale price of $6.00 per share if the offering of shares (1,000,000) is sold and net proceeds were used to retire indebtedness outstanding of $1,350,000 as of January 1, of the pro forma year.

                                              Dec. 31, 1996   Sept. 30, 1997
                                              -------------   --------------
Net income before income
 taxes as reported                                58,019          523,851
Adjustment to reduce
  interest expense                               232,639          181,122
                                               ---------        ---------

Net income as adjusted                           290,658          704,973

Weighted average common
  shares outstanding                           3,000,000        3,000,000
Adjustment for the proposed
  sale of 1 million shares                     1,000,000        1,000,000
Number of common shares assumed
  to be outstanding, as adjusted               4,000,000        4,000,000

Income per common shares, as reported          $    .019        $     .17

Income per common
  shares, as adjusted                          $    .072             .176

     The following unaudited supplementary data presents comparative summary financial information for the nine months ended September 30, 1997 and 1996:

Period January 1 to Sept. 30               1997                 1996
--------------------------------------------------------------------------------
Net sales and other income               6,591,275            6,157,517
Operating income                         642,714              739,306
Net income (loss) before taxes           523,851              571,124
Net income (loss) per common
  share                                  $.178                $.164

Adjusted Balance Sheet Data              Actual               As Adjusted
for Nine months ended
September 30, 1997
--------------------------------------------------------------------------------
Current assets                           3,325,188            7,800,188
Total assets                             4,932,367            9,407,367
Liabilities:
  Current liabilities                    3,625,313            3,000,313
  Long-term debt                         1,316,400            1,316,400
                                       -----------------------------------------
    Total Liabilities                    4,941,713            4,316,400
Stockholders' equity                     (9,346)              5,090,654
                                       =========================================

(1) Gives effect to the sale of the offering of 1,000,000 shares offered hereby at the offering price of $6.00 per share and the receipt and application of the net proceeds of the offering by the Company without giving effect to the exercise, if any, of the Selected Dealers' Warrants for up to 100,000 shares or presently exercisable outstanding Options held by officers, directors agents and employees of the Company for up to 200,000 shares. (See "Use of Proceeds").


                                     COMPANY

Previous History
----------------

     a) Northwood Realty was founded in 1956 by Vincent Werder who died shortly thereafter. It was a proprietorship at that time and the assets of that very small company, operating literally in one room with eight desks, were purchased by J. Harold (Hal) Autenreith, Jr. in 1958. Northwood continued as a sole proprietorship for the next twenty-four years, growing in the process to about eight offices with 300 agents. In 1983 Northwood became the exclusive franchisee of Better Homes and Gardens Real Estate Service in the Pittsburgh Area. The
Better Homes & Gardens Real Estate Service is a division of Meredith Corporation, a fortune 500 company based in Des Moines, Iowa. Among many other things Meredith is the publisher of Better Homes and Gardens magazine - a name known by most of adult Americans, which is a "Brand name." The "mega-brand" identity of Better Homes and Gardens is of significant value to the Company. As of early 1997, there are 810 member firms of Better Homes and Gardens with more than 1,576 offices and approximately 25,020 sales associates.

     The real estate industry nationally went through a severe depression in 1980-1982 which was acutely felt in Pittsburgh, PA. At that time another large brokerage operation, the Wunderly- Weston Agency, covered approximately the same territory. Harold M. "Buck" Weston and his son Tex Weston were the principals of Wunderly-Weston. Along with everyone else, they were experiencing extreme financial difficulties and the company was, in fact, going through bankruptcy. Northwood and Wunderly-Weston agreed upon a business combination and Northwood Services, Inc., operating as Northwood Realty Company, was formed as a corporation in September, 1982. Buck Weston, Tex Weston and Hal Autenreith became directors and employees of the new corporation. Since the primary asset of any real estate brokerage operation is the agents licensed with it, ownership of the new corporation was structured according to the percentage of agents that each company brought to the new corporation. Under its new structure, Northwood continued to grow during the 1980s with the addition of more offices, agents and employees. The company has grown almost every year since its inception through addition of agents and offices. By internal means and through the acquisition of several small real estate companies over the years, including 5 during the past 18 months, Northwood now operates thirty-five offices with 710 agents and an administrative, managerial and secretarial staff of 100. Of the 100,000 large brokerage operations in the United States, Northwood is ranked approximately number 65, in terms of transaction units closed annually, placing it in the upper one tenth of 1 percent, according to various publications including the National Association of Realtors and "Real Trends" Publications.


(b)      BUSINESS OF ISSUER

General Information
-------------------

The Marketplace

     In the Western Pennsylvania marketplace, four dominant brokerage operations have evolved among about 350 competitors. These large companies are Northwood, Prudential Preferred, Howard Hanna Company and Coldwell Banker. Prudential Preferred is a locally owned franchisee of Prudential Insurance Company. Howard Hanna, too, is locally owned but operates without a national franchise. Coldwell Banker has a few single-office franchises in the area, but the majority of their presence in the Pittsburgh marketplace is a nationally owned operation. The four large brokers, collectively, have approximately 50% of the market share, in units, and about 60% in dollar volume. They are of relatively equal size and several can claim to be "number one" depending on how and what is measured and the time period involved. Overall, Hanna is somewhat larger than the rest with approximately 15% market share in units and about 20% in dollar volume. The other three are roughly equal to each other, Northwood having come up from the smallest of the three while Coldwell Banker and Prudential have both declined substantially. Again, these positions are dependent on what data is measured and in what time frame. Currently, Northwood has approximately 10% of the total marketplace, in terms of dollar volume, 12% in terms of units sold and 14% in terms of total agents in the marketplace.

     The southwestern Pennsylvania real estate market has had moderate growth since it emerged from the devastating depression in 1980-82. The region has not experienced the large upswings and downfalls that have occurred in other parts of the United States, most notably in New England and in California. Growth has occurred slowly, but nevertheless continuously, with every single year being better than the one before. The average sale price in the area is about $119,000 compared to a national average of $127,000.

     In excess of sixty percent of all sales are made through cooperation of a listing broker and a separate selling broker. Almost every active broker in the area is a member of West Pennsylvania Multi-List which was started in 1980 by five or six of the largest brokers with the object of reducing the cost and simplifying the process of co-brokerage in residential real estate. Three of those founding brokers were Northwood, Wunderly-Weston and Benson Realty. The principals of those three companies continue as management employees of Northwood up to this moment. Buck Weston and Hal Autenreith were on the initial board of directors for the multi-list and continue in that capacity, being the only two persons of the original seven who are still directors. Hal Autenreith served as president of the second and third years of the Western Pennsylvania Multi-List. Buck Weston is the current treasurer and has maintained that office since the multi-list was founded.

     Northwood's strategic plan is to become the dominant real estate company in the Pittsburgh marketplace. The number of major competitors may be reduced from five within a very short period of time, due to mergers, and Northwood's plans are to be one of the survivors.

     Of the 550 or so real estate companies in the Pittsburgh Market, they can all be generally classified into one of three categories: a) small "mom and pop" organizations with fewer than 10 agents; b) mid-sized with 10 to 50 agents; or
c) the large brokers with several hundred agents. The five large brokers produce over 50% of the business and their combined share continues to grow a little every year as the smaller brokers are no longer able to compete. For the most part, there is no longevity to their operations and when the owner/broker of such a small brokerage gets out of the business, that is the end of the company, as they themselves are the major asset. The few "midsize" companies that have tried to grow, seem to be doing too little too late. They are at a nearly insurmountable competitive disadvantage against the large brokers. This mid size broker is sometimes a candidate for merger or acquisition. The small and mid-size companies will probably linger on for a long time, surviving on the personal influence of the owner/broker. It is with the five large brokers that the greatest struggle and therefore the greatest opportunity lies. The company plans to move from a number three position with 11% market share to the number one market position with 25% or better market share, through acquisitions of smaller and mid-size companies, however, if a large company is presented as an opportunity, Northwood wants to have the capital position to acquire such a company.

     Management believes that the company which is able to maintain its operations while at the same time being able to assimilate other companies as they become available holds an advantage. It is a delicate balancing act to merge any two large operations, but one that Northwood is willing to attempt. Northwood intends to grow to the largest competitor with a 25% or greater market share as a result of the mergers, acquisitions and internal growth.

Plan of Operation
-----------------

Management and Operations

     Hal Autenreith serves as Co-president of the Northwood Realty Co. and Buck Weston serves as board chairman, treasurer and broker of record. (Brokerage operations in most states, and specifically in Pennsylvania, require a designated broker of record.) For operations purposes, Northwood is structured into five residential regions, each overseen by a regional manager. The company is operated in a relatively decentralized manner with the top decisions being made by a nine member Executive Committee which meets almost weekly. The committee consists of Hal Autenreith, Buck Weston, Tex Weston, Wendy West, who is the daughter of Hal Autenreith, and the regional managers. The executive committee generally supports the recommendations of the regional managers, as well as the office managers under them, and in fact encourages then to make their own decisions. Represented on the executive committee is almost 150 years of experience: Hal Autenreith has been in the business for about 40 years. Buck and Tex Weston have been in Real Estate for 45 and 26 years, respectively. Both Carol Palomera, East Regional Manager and Ron Maszak, Regional Manager for the North and West have been active in the business for 25 years. The South Regional Manager, Jack Benson, has 33 years of experience. Gloria Schucolsky, with 24 years in the business, is Director of Mergers and Acquisitions and Region 5 manager. Wendy West has been in real estate or a related business for 14 years experience in various capacities including mortgage finance, data management, and as Vice President of Marketing.

     In addition to the 35 sales offices, Northwood has seven support departments consisting of Accounting, Relocation, Marketing, Education, two Training departments and Technical Support and new construction and Elegant Homes departments. Department heads and regional managers report to Hal Autenreith. For the last three years Hal Autenreith and Tex Weston have informally operated as co-presidents although Tex has spent time in another related business.

     Each of Northwood's 700 sales executive, operating as independent contractors, is supported by an office coordinator and a manager. The entrepreneurial, results oriented philosophy is reflected in the fact that virtually all personnel are compensated, at least in part, by production achievement. The quality and depth of the Company's sales management is the finest in the area. Many managers have held positions at the local and state real estate associations over the years. Managers meet twice monthly on a company-wide basis, twice on a regional basis and conduct one or more meetings within their own office each month.

     Northwood has an existing infrastructure that is experienced in this marketplace. Management, departmental and ancillary services are designed to support a company 2 or 3 times present size. The experience, depth and breadth of the management team is equal to that of the nearest competitor. Northwood has 45 managers and department heads with another 60 persons in support staff. The executive committee alone has over 150 years of combined experience in the business.

     Northwood belongs to a national organization of 51 of the largest United States real estate brokers, the Realty Alliance. The purpose of this organization is to share ideas and information with others who have somewhat similar problems, opportunities and perspectives. The actual membership must be in the name of one individual. For Northwood it has been, until just recently, Buck Weston, who was one of the founders 26 years ago. Tex Weston has assumed that membership as of September 1996. Northwood is also a member of "Pacesetters", an organization comprised of the largest brokerage operations in the Better Homes and Gardens network. Northwood also operates a real estate school as a wholly owned subsidiary.

Brokerage Operations for Northwood

     The Company's mission is to continuously improve the quality of life of all the stakeholders of Northwood Realty.

     Most of the assets of any real estate broker are intangible: the recruited and trained agents, the commissions pending from unclosed business and the unsold listings. The real estate industry has always been marked by a very high turnover of agents. For Northwood specifically, this means that 20% to 30% of all agents that are licensed at the beginning of the year will not be active in December. Recruiting, therefore, is of utmost priority to any successful real estate operation. Northwood maintains a very aggressive recruiting program and, for the past three or four years, has been successful in hiring almost 30% of all agents new to the marketplace. Extensive, in-house training is provided for the newly hired associates as well as for experienced agents. Indeed, Northwood enjoys the reputation in its marketplace as the company with the finest training program. Real Estate sales agents at Northwood operate as independent contractors, not employees and are paid entirely on commissions. This is the common practice in most of the industry, although some brokerages in some areas operate with agents as employees.

     The real estate brokerage business in most of the country, and particularly in Pennsylvania, is very seasonal. In terms of originations, December is normally the low point of the year with business peaking in March, April and May. Closings and collection of commissions lag two months behind. For the past ten years, Pittsburgh National Bank and Iron and Glass Bank have provided Northwood with seasonal loans to accommodate the financial swings in the business, with that loan amount being $450,000 in 1996. In every year, the seasonal loan has been paid off well before December 31st.

     All real estate brokers are subject to lawsuits for claims which are not covered by ordinary liability insurance. These claims generally come under the heading of what is called Errors and Omissions. Northwood internally operates an Errors and Omissions Plan to minimize and offset legal expenses but carries no formal Errors and Omissions Insurance. It is administered through the collection of yearly and transactional sums from the agents. The plan covers all external costs but it does not necessarily cover the internal costs of the managerial and administrative time which are difficult to ascertain. The largest claim ever paid out was $60,000. Most claims, however, are relatively minor, involving leaky basements, structural defects or similar type issues and generally amount to settlements of several thousand dollars or less.

     Real estate agents, referred to as sales executives at Northwood, operate as independent contractors and are paid entirely on commissions. This is common practice throughout most of the industry, although some brokerages in some areas operate with agents as employees. Northwood sales executives are paid on the traditional split, with a portion of the commission going to the agent and a portion going to the company. Northwood has a sliding commission plan that is very competitive in the marketplace, with new agents beginning at 50/50 and experienced producers earning as much as 80%. Another compensation alternative is the "100 Percent" concept as practiced by ReMax. Under such a setup, the agent receives all of the listing and sales commission. The broker does not share in the commission but, instead, receives monthly and/or annual fees from the sales agent. Northwood actually has a "100 percent style" commission plan available for any agent that is interested, but to date, no one has elected to go on it. The "100 percent concept" can be characterized as only moderately successful in Pittsburgh with less than five percent of all agents in the Multi-List affiliated with ReMax.

                            OTHER COMPANY DEPARTMENTS

Accounting
----------

     Sandy Dunmire, manager of the accounting department, is only the second individual to hold that position in the history of the company. She trained in the department for 8 years under her predecessor who retired 3 years ago, Sandy, with a staff of 5 manages the commissions, payroll, accounts payable and monthly reporting. All of these features are implemented with a Unix- based custom software accounting system. The system is both powerful and flexible for the Company's unique and changing needs.

Marketing/Advertising
---------------------

     The Marketing Department is under the direction of Marnie Lutz and the department serves a both agent and corporate needs. Supplies, printing, graphic designing, bulk mail, newspaper and television advertising are all managed from a separate facility located 1/2 mile from the corporate headquarters. All corporate events such as the Company Convention, Awards Celebration and Company Picnic are coordinated by a staff of nine part time and full time people. Marnie has been the Marketing Coordinator for three years, making use of her background in advertising and newspaper sales.

     In the Spring of 1997, a new marketing campaign called "A Sellers Assurance Program" designed to get a home sold ASAP was introduced. The ASAP program ties many of Northwood's marketing tools together under one banner. In addition to creative programs directed at the public, Northwood has many internal contests and bonuses for listings, sales, and other real estate related activities for both sales and management staff. Northwood has been the recipient of several BH&G Awards for creative and successful marketing ideas.

Relocation
----------

     Cindy DeVos, a former active Northwood agent, has a been heading up the Relocation Division for two years. With a staff of four, Relocation coordinates ingoing and outgoing referrals, generates corporate transferee business and manages the inventory of "corporate-owned" properties. Relocation services are a mandatory part of full-service real estate service, but dynamic occurrences in the industry have made it increasingly more difficult to run the department as a profitable operating center. Corporations and referral networks are demanding larger fees from the business they control. In light of diminishing returns form traditional relocation business, Northwood is pursuing alternative aspects of this facet of the business. Northwood Family Relocation division is just beginning to offer complete Relocation management services including transportation of household goods, home sale closing and equity advances. A corporate caller, hired specifically to develop this business, is receiving very positive response form the executives of local corporations. In conjunction with the Relocation management services, the Company uses a new networking system whereby leads that are generated by sales agents can receive the professional assistance of the Relocation staff in procuring their corporate business.

Recruiting/Retention
--------------------

     With the understanding that sales agents are the primary asset of a real estate company and the acceptance of the turnover rate, Northwood views recruiting as a business priority. Northwood maintains a very aggressive recruiting program. Ed Schmidt is the manager of the Airport office and as a Director of Recruiting. The Company has 4 full-time recruiters who are compensated on results. The Company constantly monitors share of active agents in the marketplace as a whole, and regionally. The Company also measures the share of new agents getting into the market. For the past three years, Northwood has been successful in hiring 23% of all newly licensed agents. Competition for new as well as experienced agents is high. Many different programs including mailing, seminars, career advertising and personal networking are in place to attract the right type of agent. Many of the recruiting strategies that Northwood has developed over the years are now copied by competitors, so it is a constant task to find new, getter and more creative ways to, not only recruit new persons to the business, but to retain agents. For 8 years, one of the most successful recruiting programs is a "company trip" that existing agents can win if they refer an agent who joins Northwood and achieves a minimum level of production. In 1998, the Company expects to take a group of almost 200 to Cancun for 5 days (about 130 of which are at company expense). Even though the expense of such a trip is great, it has proven to be a cost effective means of recruiting.

AGENT TRAINING PROGRAM

     The Company became an industry leader in designing and implementing human resource programs to develop top producing real estate agents.

Training
--------

     Quickstart, Northwood's program of fundamental skills for new agents, has been developed and refined over the past 12 years. The schedule is broken into modules that allow students to enter almost at any time. Quickstart provides a thorough orientation to the culture and practices of Northwood as well as a practical working base of how to get started in a productive real estate career. Jan Brown, Director of Training and Education, administers Quickstart and teaches many of the modules along with other instructors from within the company. Several times a year, The Company offers eight week sessions of "Eagle" training to help experienced agents increase their productivity. This program is run by Bob Rebman who draws from 12 years of sales, management and training experiences.

     In the field and in the classroom, the Company attempts to teach an agent everything he or she needs to know about selling real estate from the ground up.

     Pacific Institute is a three day experience to teach an agent to become a high performance sales person. It was created by Lou Tice and the Pacific Institute and is presented in Pittsburgh by Northwood Realty Co./Better Homes and Gardens. It is designed to uncover and release the untapped potential in each agent. It covers all aspects of personal and interpersonal life - family, professional, social, spiritual and emotional.

     Training in Excellence is a comprehensive training system designed to help a new sales associate become productive in a relatively short period of time and continually develop the expertise of the experienced sales associate. The program is based on a conviction that success in sales results not only from building a knowledge base through teaching and self-study, but also from the continual development and reinforcement of the appropriate skills and attitude through field training, coaching and counseling on the part of management.

     Numerous Agent support programs are provided by Northwood Realty Co./Better Homes and Gardens to obtain new agents and retain existing agents.

Leads Management
----------------

     Less than a year in existence, the Lead Management Department, internally known as Delta, handles the day-to-day administration of the Internet site and the buyers line system and the resultant leads that are generated from Buyers Line. Wendy West manages this division with a staff of two. The professionally designed and maintained Internet site provides a complete menu of real estate information for both Buyers and Sellers as well as searching capabilities for all Northwood listings. The Company benefits from a link with BH&G's national site and are registered with 24 major Internet search engines. Like the World Wide Web, the Buyers Line provides 24-hour-a-day, 7-day-a-week advertising for all of Northwood's listings. By dialing a dedicated phone number and entering a five digit code that appears on all advertising, prospective Buyers are able to obtain instant details of specific properties, run a search by price and area and hear additional information about financing and other real estate related topics. Northwood's Buyers line is the only one of it's kind in the market. Although the Company has had Buyers line for 4 years, the true value is just now becoming evident with the recent approval of Caller ID in Pennsylvania. Caller ID allows the Company to capture the names and numbers of the public who call the Buyers Line. No other single source of marketing has provided as many quality leads. Over 700 leads are retrieved from the system and distributed to sales executives each week. In addition to the obvious value in generating business, it is a superb recruiting and retention tool. Northwood is the only real estate company in its marketplace that is able to provide the quantity and quality of leads to its sales executives. The Company sees this system, although it is still evolving, as an important aspect of future business.

Elegant Homes
-------------

     Elegant Homes is also a newly created division that was started by Gloria Schucolsky in April of 1996. Gloria continues to oversee the division with the help of a part-time assistant. Established to procure a larger share of the higher priced listings, the Division provides training for a selective group of qualified agents who are able to offer the Exclusive Gold Key Marketing Plan for listings over $300,000.

     Principal products or services and their markets.
     -------------------------------------------------

     Real estate brokerage services for selling and purchasing real property in the Pittsburgh, Pennsylvania greater metropolitan area are offered to the general public.

     Distribution methods of the products or services.
     -------------------------------------------------

     The Company has 35 offices and 710 agents to offer real estate brokerage services to the public.

     Status of any publicly announced new product or service.
     --------------------------------------------------------

Not applicable.

     Competition, business conditions and the small business issuer's competitive position in the industry and methods of competition. Registrant is a major participant among the firms which engage in the same line of business (real estate brokerage) which Registrant has chosen as its principal area of business concentration in Western Pennsylvania in the Pittsburgh area. Many of Registrant's competitors may have greater financial and personnel resources and technical expertise than the Registrant. The combined management experience of Registrant's officers and directors total over 150 years. Registrant has encountered, and will continue to encounter, substantial competition from Registrant's competitors.

     Sources  and  availability  of raw  materials  and the  names of  principal
     ---------------------------------------------------------------------------
suppliers.
----------

Not Applicable.

     Dependence on one or a few major customers. Registrant is dependent on general public, and not on only a few major customers.

     Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration. The Company has trademarked the name Northwood Realty, and is reliant upon its license of the name Better Homes and Gardens under its franchise agreement.

     Need for any government approval of principal products or services. The Company has real estate licenses as necessary and appropriate in Pennsylvania, and in local jurisdictions.

     Effect of existing or probable governmental regulations on the business. Registrant intends to concentrate its immediate efforts in real estate brokerage. The effect of governmental regulations on its business should not cause Registrant to incur any delays in continuing operations, however changes in regulations may require adjustments at expense to the Company.

     Research and development activities. Registrant does not intend to engage in any research and development activities.

     Costs and effects of compliance with environmental laws.
     --------------------------------------------------------

None.

     Number of total employees and number of full-time employees. Registrant employs about 100 full time staff persons in its various offices including the executive offices in Allison Park, Pennsylvania. The Company has 710 licensed real estate agents all of whom are independent contractors but are not considered employees. They may work full time or part time.

Real Property
-------------

     None.

Legal Proceedings
-----------------

The Company, in normal course of business, is engaged in lawsuits, as a plaintiff or defendant involving minor matters as commission disputes, employment, contract disputes on closings and other matters related to its real estate brokerage business. None of the lawsuits presently pending would have a material impact upon the Company.

Submission of Matters to a Vote of Security Holders
---------------------------------------------------

     Shareholders approved and made effective a 3.3856 for 1 forward split in September, 1997.

                                  RISK FACTORS


     The securities being offered hereby involve a high degree of risk. Prospective investors, prior to making an investment, should carefully read this entire prospectus and consider, among other things, the following risks and speculative factors inherent in and affecting the business of the Company:

1.   Company History
     ---------------

     The Company was organized as a corporation in 1982, and has engaged in active real estate brokerage business since inception. Long-term operating results which might enable a prospective investor to evaluate the future prospects of the Company are available but not assured in any way. All risks inherent in a corporate business are present in the Company's business.

2.   Management
     ----------

     Experience of management is limited to management within the real estate industry as detailed in the Management section. (See "Management".) The Company's Chairman, President and Co- President have been engaged in the Company business since 1982. Prior to 1982 Messrs. Autenreith and Buck Weston had been engaged in the real estate brokerage business for over 25 years each.

     The officers and directors of the Company will devote significant time to its business affairs but may have other investment interests.

     The Company has not obtained key man life insurance on any of its officers or directors. Notwithstanding the combined experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business.

3.   Limited Financing
     -----------------

     The Company may issue additional shares to finance its future capital and operations requirements. Any such issuance will reduce the present percent of ownership of previous investors (see "Risk Factor - Control") and may result in additional dilution to investors purchasing shares from this offering.

4.   Nature of Real Estate Business
     ------------------------------

     The Company's business is speculative, involves the commitment of high-risk capital, and exposes the Company to potentially substantial losses. In addition, the Company will be in direct competition with other organizations which may be significantly better financed and staffed than the Company.

5.   General Economic and Other Conditions
     -------------------------------------

     The Company's business may be adversely affected from time to time by such matters as changes in general economic, and industrial conditions as they exist in the United States; changes in taxes; interest rate changes; changes in government policy, recessions and other factors of a general nature.

6.   Absence of Dividends
     --------------------

     The Company does not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid. Any future decision to pay cash dividends will be made on the basis of earnings, alternative needs for funds, and other conditions existing at the time.

7.   Control
     -------

     More than fifty percent (50%) of the total number of authorized shares of the Company will remain unissued if all the shares offered hereby are sold and warrants are exercised. The board of directors has the power to issue such shares without shareholder approval. The issuance of any such shares to persons other than the existing shareholders would reduce the amount of control held by the shareholders following this offering. There are presently no commitments, contracts, or intentions to issue any additional shares to any other persons. The Company may issue stock to acquire other companies; and, if opportunities become available which can best be obtained by issuing shares of the Company's stock, the Company will consider the issuance of its shares for such opportunities. In the event that any such shares are issued, the proportionate ownership and voting power of every other shareholder will be reduced.

8.   Competition
     -----------

     The Company will be required to compete with several entities which are somewhat larger, and many have greater resources than the Company. Operating losses may result from this competition and may lead to increased costs and delays which may have a materially adverse effect on the Company.

9.   Budget
     ------

     The Company has established a detailed cash budget upon which its expenditures and cash resources for its business are based. The "Use of Proceeds" is subject to allocation by Management to its business activities. (See "Use of Proceeds".)

10.  Management Experience.
     ----------------------

     All of the Company's directors and executive committee members have had extensive experience in the Company's business. The Company's success will depend on the abilities of Management. Management believes that it has the experience and expertise to continue the Company's business plan. There is no assurance, however, that the Company will be able to profitably continue the business, due to market and economic factors.

11.  Lack of Diversification.
     ------------------------

     The Company's activities will be limited to its stated business of real estate brokerage services and services associated with and enhancing its brokerage business. To the extent this lack of diversification into other businesses increases its susceptibility to real estate market downturns, the Company will be at greater risk than a very diversified company.

                        RISK FACTORS RELATING TO OFFERING

1.   Disproportionate Risk
     ---------------------

     Immediate Substantial Dilution of Purchasers' Investments.
     ----------------------------------------------------------

The Officers, Directors and present shareholders of the Company have acquired their stock in the Company at a cost less than that which the investors purchasing pursuant to this prospectus will pay for their stock holdings.
Therefore, new investors will bear most of the risk of loss, while control of the Company will remain in the hands of the present shareholders. Further, assuming the shares offered hereby are sold, an investment in the common stock of the Company by the purchaser will result in an immediate substantial dilution (approximately $4.70 per share or approximately 78%) of the net tangible book value of the common stock from the offering price which the purchasers will have paid for their shares.

2.   Nature of Offering
     ------------------

     Arbitrary Offering Price: The offering price of Six Dollars, ($6.00) per Share has been arbitrarily determined and bears no relationship to book value, par value or any other established criterion of value.

     Market For Shares: there is no market for the Company's shares: on the NASDAQ Electronic (OTC) Bulletin Board or otherwise and no assurance can be made that a market will ever develop after this offering is concluded. The Company will seek listing on NASDAQ concurrent with the completion of the offering.

     Best Efforts Offering: The Shares are offered and shall be sold on a "best efforts, all or none" basis by the issuer, 1,000,000 shares at $6.00 per share.

     No one has made any commitment to purchase or take down any shares. There is no assurance that all or any of the offered shares will be sold or that any proceeds will be available to accomplish the Company's proposed program as herein described. (See "Plan of Distribution".)

3. Speculative Nature of Investment. Due to the speculative nature of the Company's business, it is possible that the investment in the shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

4. Lack of Record of Earnings. Potential investors should be made aware of the difficulties encountered by any company in the real estate brokerage business, especially in view of the intense competition from existing and more established businesses, who are also seeking to expand market share, and from growth of real estate brokerage franchises such as Metro Brokers, ReMax, and Century 21. If the Company's plans prove to be unsuccessful, the stockholders may lose all or a substantial part of their investment.

5. No Assurance of Public Market for Securities. Prior to this offering there has been no public market for the common stock of the Company and there can be no assurance that a trading market will develop at the conclusion of this offering, or even if such a trading market should develop that the shares may be resold at their original offering price or near the offering price. Any market for the common stock of the Company that may develop will, in all likelihood, be a substantially limited one.

6. No Underwriter. The Shares are being offered by the Company and selected dealers on a 1,000,000 Shares, "best efforts, all or none" basis. The Company has not retained an underwriter to assist in offering the Shares. The officers and directors of the Company have no experience in the offer and sale of securities on behalf of an issuer and, the Shares may not all be sold even with the assistance of selected broker-dealers. There is no assurance the Company and selected broker-dealers are capable of selling all, or any, of the Shares offered.

7. Burden to Public Investors. The financial risk of the Company's proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significantly greater portion of the Company's capital.

8. Additional Financing May Be Required. Although the Company believes that the funds raised in this offering will be sufficient for its needs, the conduct of the Company's business may require availability of additional funds. The Company may encounter difficulty in obtaining these funds. Moreover, even if financing were to become available, it is likely that the cost of such funds would be high and possibly prohibitive.

9. No Dividends and None Anticipated. The Company has not paid any dividends nor by reason of its present financial status and its contemplated financial requirements, does it contemplate or anticipate paying any dividends upon its common stock in the foreseeable future.

10. No Commitment to Purchase Shares. No entity has any obligation to purchase any of the Shares offered. Consequently, no assurance can be given that any Shares will be sold. This "best efforts" offering is on a 1,000,000 Share "all or none" basis.

11.  Shares  Eligible  For  Future  Sale.  All  outstanding  Common  Shares  are
"restricted securities" except as registered by officers, directors and affiliates concurrent herewith, and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Future sales of those shares under Rule 144 could depress the market price of the Common Shares in any market which may develop. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell in brokerage transactions every three months an amount equal to 1% of the Company's outstanding Common Shares or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater.



                          DILUTION AND COMPARATIVE DATA

     The following table summarizes the comparative ownership and capital contributions of existing shareholders and investors in this offering as of September 30, 1997 assuming maximum number of shares offered hereby are sold:

                         Shares           Percent of        Total                 Percent of            Average Price
                         Owned            Total             Consideration         Total                 Per Share
                                          Shares            Paid                  Consideration
                                                                                  Paid
                       ------------------------------------------------------------------------------------------------------
Current Shareholders
                         3,000,000        75%                  (9,346)              .2%                 (.003)
New Investors            1,000,000        25%               6,000,000             99.8%                 6.00
                       ------------------------------------------------------------------------------------------------------
Total                    4,000,000       100%               5,990,654              100%

     *Computed as pre-offering shareholders equity.

     Without taking into account any changes in the net tangible book value after September 30,1997, other than to give effect to the issuance of common stock offered hereby at a price per share of $6.00 (after deduction of underwriting commissions and offering expenses), the following table illustrates the approximate dilution to be incurred by public investors:

Net Tangible Book Value per share
before offering(1)                                  $(.011)
Net Tangible Book Value per share
after offering(2)                                   $1.29
Increase per share attributable to
payments by new investors                           $1.30
Dilution per share to new investors(3)
                                                    $4.70
Dilution per share as percentage of
price to new investors(4)                           78%


(1) Net Tangible Book value per share before offering is determined by dividing the tangible net worth of the Company as of September 30, 1997 (assets less total liabilities including minority interest and intangible assets) by the number of outstanding shares of common stock and is exclusive of up to 100,000 warrants to be issued to the Selected Dealers, and options reserved for officers, directors, agents and others, to purchase up to 200,000 shares, under the Company incentive plan.

(2) Net tangible  book value per share after  offering is determined by dividing the  tangible  net  worth of the  Company  as of  September  30,  1997  plus the estimated net proceeds from the issuance of common stock offered  hereby (9,346)
and  5,150,000  for  the  sale  of  shares,  respectively.)  By  the  number  of outstanding  shares of common stock plus the number of shares issued  (1,000,000 shares),  exclusive  of up to  100,000  warrants  to be issued  to the  Selected
Dealers and options outstanding to officers, directors and others to purchase up to Selected Dealers shares.

                                       24

(3) Dilution is the difference between the offering price of $6.00 and the net tangible book value per share immediately after the offering.

(4) Dilution per share as the percentage of price to new investors calculated by dividing the net tangible book value per share after the offering by the offering price per share of $6.00.

     In the event of the full exercise of all outstanding but unexercised options and warrants and the sale of the maximum number of shares, there would be 4,300,000 shares issued and outstanding. On that basis (a) the present shareholders would hold in the aggregate 3,000,000 shares (representing approximately 73% of the outstanding shares of common stock), (b) the public purchasers would in this offering hold in the aggregate 1,000,000 shares representing approximately 22% of the outstanding shares of common stock, and
(c) the Selected Dealers would hold in the aggregate 100,000 shares, representing approximately 2.1% of the outstanding shares of common stock.

                              SELLING SHAREHOLDERS

     The Company has registered herewith, 300,000 shares held by shareholders who previously purchased the stock, with the Securities and Exchange Commission as part of the Registration Statement of which this Prospectus is a part. These shares are not part of the shares being offered by Selected Dealers herein, but such shares may be sold to the public.

                          Names of Selling Shareholders
                          -----------------------------


         Autenreith Family Trust
         (benefits family members of
         J. Harold Autenreith Jr.*)                   200,000 shares
         Buck Weston*                                 50,000 shares
         Tex Weston*                                  50,000 shares

     *These selling shareholders presently hold positions as officers and directors of the Company.

                                 USE OF PROCEEDS

     The net proceeds to the Company, after deducting commissions and expenses of this offering as of the date of this Prospectus will be approximately $5,100,000 if the shares offered hereby are sold.

     The following schedule illustrates the manner and the priority in which the proceeds of this offering are expected to be applied and allocated:

================================================================================
Repayment of Debt to Picnic Investments                        625,000
--------------------------------------------------------------------------------
Repayment of Miscellaneous Debt                                725,000
--------------------------------------------------------------------------------
Expansion of working capital and                             3,750,000
general corporate purposes(1)
================================================================================

(1) Any net proceeds received from the exercise of the Underwriter's warrants would be added to working capital.


Repayment of Debt
-----------------

     The Company intends to utilize approximately 625,000 of the net proceeds to retire debt owing to Picnic Investments S.A. of $625,000 and $725,000 to pay miscellaneous debt. The repayment of debt is primarily intended to reduce the interest expense to the Company.

Working Capital and General Corporate Purposes
----------------------------------------------

     The Company intends to utilize approximately $3,750,000 of the net proceeds for working capital and general corporate purposes.

     Working capital will be used to fund, expansion, advertising programs and for acquisition of other real estate companies, as the opportunities may arise. Currently, no acquisition opportunities have been identified, nor are any in negotiation.

     The foregoing represents the Company's best estimate of its allocation of the proceeds of this offering, based upon the current state of its business operations, its current plans and current economic and industry conditions. Management believes that the net proceeds of this offering, together with funds anticipated to be generated from operations will be sufficient to satisfy the Company's cash requirements for at least twelve (12) months following completing of this offering. In the event of revenue shortfalls, there can be no assurance that loans will be available under any future credit arrangements. Further, there can be no assurance that additional funds will not be required for working capital purposes during such period or that such funds, if required, will then be available on terms satisfactory to the Company, if at all.

     Pending utilization of all of the proceeds of this offering the Company may utilize a portion of the net proceeds to make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations, and high grade commercial paper.

                                     BUDGET

Proforma Operating Budget                                           ($      000)

(Including Earnings Projections)
- 12 months ending September 30, 1998
Gross Commission Income                                             $    16,591
Paid to Agents                                                            8,993
Net Commission Income                                                     7,598
Other Income                                                                532
                                                                    -----------
Total Company Income                                                      8,130

Expenses
Salaries, Benefits, Emp. Taxes                                      $     2,827
Occupancy                                                                 1,640
Communications                                                              613
General Operating Expense                                                   428
Office Operating Expense                                                    588
General Sales Expense                                                       425
Advertising                                                               1,231
Other Expense                                                               171
                                                                    -----------

Total Expense                                                       $     7,923

Net Profit                                                          $       207

Depreciation and Amort                                              $       257

EBITDA (Earnings Before Interest,                                   $       464
Taxes Depreciation and Amortization)

Assumptions re: IPO Proceeds

Gross Amount Raised                                                 $ 6,000,000

Issuing Expense (15%)
Balance Received by Northwood                                       $ 5,100,000

Used for Debt Retirement                                              1,350,000

Balance for Acquisitions & Operations                               $ 3,750,000


     Market for Registrant's Common Equity and Related Stockholder Matters
     ---------------------------------------------------------------------

     (a) The Company has no shares which have been traded publicly in the past.

     (b) Holders

     As of September 30, 1997, there were 13 shareholders of record of the Registrant's Common Stock.

     Registrant is authorized to issue 10 Million (10,000,000) Common Shares no par value. 3,000,000 shares of Common Stock are issued and outstanding.

     The Registrant has never paid a cash dividend on its Common Stock and has no present intention to declare or pay cash dividends on the Common Stock in the foreseeable future. The Registrant intends to retain any earnings which it may realize in the foreseeable future to finance its operations. Future dividends, if any, will depend on earnings, financing requirements and other factors.


                                 CAPITALIZATION

     The following table sets forth (i) the capitalization of the Company as of September 30, 1997 and (ii) such capitalization as adjusted as of such date to give effect to the issuance and sale of the maximum shares of the common stock offered hereby at $6.00 per share and the application of the net proceeds therefrom.

                                                 September          As
                                                  30, 1997       Adjusted
                                                    Actual
                                                --------------------------
TOTAL CURRENT LIABILITIES                       $ 3,625,313    $ 3,625,313
                                                --------------------------
LONG TERM DEBT
Deferred Income Taxes                               186,263        186,263
Obligations under capital leases                     88,373         88,373
Notes Payable                                     1,589,378        964,378
                                                --------------------------
                                                  1,864,014      1,239,014
Less: current portion                               547,614        547,614
                                                --------------------------
                                                  1,316,400        691,400
                                                --------------------------
                                                $ 4,941,713    $ 4,316,713
                                                --------------------------

STOCKHOLDERS'  EQUITY  (DEFICIENCY)
Capital  Stock - (no par value,
10,000,000 shares authorized,
3,000,000 shares issued and
outstanding)                                         24,867      5,124,867
Retained earnings (deficit)                         (34,213)       (34,213)
                                                --------------------------
TOTAL STOCKHOLDER'S EQUITY                           (9,346)     5,090,654
                                                ==========================

                             SELECTED FINANCIAL DATA

     The following table sets forth selected financial data for the Company which have been derived from the Company's financial statements. The financial statements as of and for the year ended December 31, 1996, have been audited by Hinds, Lind, Miller & Co., the Company's independent auditors. The financial statements for the nine months ended September 30, 1997, are unaudited, but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for fair presentations of the results of operations for these periods. The selected financial data should be read in connection with the financial statements and related notes included elsewhere herein.

                             9/30/97             9/30/96             Year Ended
                           (Unaudited)         (Unaudited)            12/31/96
                         -------------------------------------------------------
REVENUES
Net commissions
earned from real
estate transactions       $14,225,090          $12,907,547          $15,735,755
Less commissions
paid                       (7,758,132)          (6,928,914)          (8,433,981)
                         -------------------------------------------------------
                            6,466,958            5,978,633            7,301,774
Tuition income                 88,074              116,295              137,965
Consulting fees                14,853               14,519              109,775
Insurance                      21,390               48,070               24,961
commissions
                         -------------------------------------------------------
                            6,591,275            6,157,517            7,574,475
OPERATING EXPENSES          5,948,561            5,418,211            7,486,539
                         -------------------------------------------------------
Income from
Operations                    642,714              739,306               87,936
OTHER INCOME
(EXPENSE)
Rental Income              -                    -                        20,000
Other income                   62,259               30,678               79,217
Interest expense             (181,122)            (198,860)            (232,639)
Loss on Investments        -                    -                    -
Reduction in
listing rights
amortization               -                    -                       103,505
                         -------------------------------------------------------
                             (118,863)            (168,182)             (29,917)
INCOME BEFORE
INCOME TAXES                  523,851              571,124               58,019
INCOME TAXES
Current income tax
expense (benefit)              64,118                4,944           -
Deferred income tax
expense (benefit)             139,515              216,837               27,095
                         -------------------------------------------------------
                              203,633              221,781               30,924
                         -------------------------------------------------------
NET INCOME                $   320,218             $349,843          $    30,924
                         =======================================================




Balance Sheet Data         As of                 As of               As of
                     September 30, 1997    December 31, 1996   December 31, 1995
--------------------------------------------------------------------------------
Total Assets              4,932,367            3,652,319           3,679,854
Debt                      4,941,713            3,981,883           4,042,342
Stockholders Equity          (9,346)            (329,564)           (300,488)
Cash Dividends
Declared Per Common
Share                             0                    0                   0




     The following unaudited supplementary data present net profit per common share for the fiscal year ended December 31, 1996, and the nine months ended September 30, 1997, as adjusted to give effect to the proposed sale of common stock as if it had occurred on January 1, of the pro forma year. The calculations assume a sale price of $6.00 per share if the offered shares are sold and net proceeds were used to retire indebtedness outstanding of $675,000 as of January 1, of the pro forma year.

                                                      December        September
                                                      31, 1996        30, 1997
                                                     ---------------------------
Net profit as reported                                   30,924         320,218
Adjustment to reduce interest expense                   232,639         181,122
                                                     ----------      ----------
Net profit as adjusted                                  263,563         501,340
                                                     ==========      ==========

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
As reported                                           3,000,000       3,000,000
Adjustment for the proposed sale                      1,000,000       1,000,000
                                                     ----------      ----------

Number of common shares assumed to be
outstanding, as adjusted                              4,000,000       4,000,000
                                                     ==========      ==========

Profit per common share, as reported                 $     .007      $     .107
Adjustment                                                 .058           (.018)
                                                     ----------      ----------
Profit per common share, as adjusted                 $     .065      $     .125
                                                     ==========      ==========



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION


                          CURRENT OPERATIONS AND BUDGET

     The company has been managed as a private company for the benefit of its management/shareholders for all years prior to September 1997. The company is involved in the transition of management for a private company to the planning and management of a public company for the profit and benefit of individual shareholders. The capital being raised through the offering will be used:

          a)   to reduce debt;
          b)   to provide operating capital; and
          c) to provide capital to make additional acquisitions to increase market value.

     At year end 1996 the Company's assets increased to $3,652,319 compared to $3,679,654 at the end of 1995. The increase was a result of operations in the Pittsburgh metro area.

     Liabilities decreased minimally as a result of operations in the Pittsburgh metro area. At year end 1996, liabilities were $3,981,883, an increase of .3% over 1995 year end liabilities of $4,040,342.

     Stockholders' deficit at year end 1996 was ($329,564), a decrease of 7.7% over the 1995 stockholders' deficit of ($360,488). The Company, in other words, continued to decrease the stockholders deficit through operations revenues.

     From the aspect of whether the Company can continue toward its business goal of increasing market share and profitability, the Company is critically deficient in needed capital to expand.


                          Nine Months Operating Results

     The Company had $14,225,090 revenues in 1997 to September 30, upon which $7,758,132 in commissions were paid. It incurred operating expenses in the amount of $5,948,561 and had operating profits of $523,851. For the same period in 1996, the Company had revenues of $12,907,547 upon which $6,928,914 in commissions were paid. It incurred operating expenses of $5,418,211 for an operating profit of $571,124. Operating, general and administrative expenses and salaries are expected to continue at the current rate.

     Net income for the nine month period was $320,218 for a profit of $.16 per share, as compared to a net profit for the same period in 1996 of $349,343 for a profit of $.12 per share.

                         PRIOR YEARS' OPERATING RESULTS


     Comparison of Results of Operation for the Fiscal Years Ended  December 31,
     ---------------------------------------------------------------------------
1996 and 1995
-------------

     The Company had operating revenues in 1996 of $15,735,755 and $13,861,509 in 1995.

     The Company incurred operating expenses, all of which are general and administrative in nature, totaling $7,486,539 in 1996 as compared to $6,753,364 in 1995. The Company had operating income of $87,936 in 1996 and operating losses of($15,559) in 1995.

     Salaries and management fees increased in 1996 to $2,260,462 from a total of $2,158,257 in 1995. This trend will continue in 1997. Commissions paid to agents totalled $8,433,981 in 1996 compared to $7,361,537 due to sales volume increases.

     Office  rent,  was  $1,253,313  in 1996 and  $1,074,463  in 1995.  This may
increase again in 1997 due to expanded operations.

     Legal expenses totaled $78,990 in 1996 as compared to $76,939 in 1995.

     1996 expense for accounting expenses totaled $71,568, while 1995 accounting and other professional expenses were $33,478. It should be expected that future legal and accounting expenses will continue in amounts comparable to 1996.

     General sales expense in 1995 was $526,806 compared to $371,450 in 1995. Advertising and Public Relations costs were $1,159,397 in 1996 and $953,019 in 1995.

     The Company incurred interest expense in 1996 of $232,639 as opposed to 1995 interest of $290,604.

     The Company had a net profit for 1996 of $30,924 compared to its net loss in 1995 of ($172,944). The Company anticipates that the trend of net profit on operations will continue in 1997 as it continues barring a major economic downturn which affects the real estate market.

     The per-share profit amounted to $.010 in 1996 as compared to a loss of ($.057) in 1995. (Adjusted for forward split in September 1997.)

(b) Liquidity and Capital Resources

     At year end 1996, the Company had a cash deficit of $302,517 as compared to $225,166 in 1995. Its total current assets were $1,677,385 at year end 1996 and $1,554,759 in 1995. The Company investment in Fixed Assets (net of accumulated depreciation) at 1996 year end, and related equipment, totaled $1,380,798 whereas in 1995 the Company had Fixed Assets (net) of $1,532,887.

     At year end 1996 the total assets, less depreciation, were $3,652,319, while at year end 1995 total assets stood at $3,679,854.

     Other than its commission receivables, the Company had no other capital resources. Its investment in Fixed Assets is illiquid. In order to fund future operations and capital expenditures, if cash flow is insufficient, the Company may have to borrow monies or make equity placements on terms which may not be favorable to the Company.


Customer, Sales, Markets and Marketing
--------------------------------------

     The Company markets and sells its services to the general public i.e., those persons listing, and selling and buying real estate.

     The Company also utilizes advertising, multi-list services, trade shows, franchise affiliations and other marketing techniques such as its telemarketing group to market and sell its services.

     The following tables reflect an analysis of the Company's sales according to different categories:

                           SALES TO FOREIGN CUSTOMERS


                                    Foreign                      % of Total
                                                                 Sales
--------------------------------------------------------------------------------
None                                0                            0



                  SALES TO CUSTOMERS IN EXCESS OF 10% OF SALES


Customer           Amount           % of Total                   Number of
                                    Sales                        Customers
--------------------------------------------------------------------------------
None               0                0                            0




Competition
-----------

     Registrant is a significant participant among the firms which engage in the same line of business (real estate) which Registrant has chosen as its principal area of business concentration. Some of Registrants competitors are companies with possibly greater financial and personnel resources than the Registrant. The combined financial resources and management experience of Registrant's officers and directors are extensive in real estate industry and Registrant has encountered, and will continue to encounter, substantial competition in the real estate industry.

Employees
---------

     Number of total employees and number of full-time employees. Registrant at September 30, 1997 employed approximately one hundred (100) full-time persons in its offices in Pittsburgh metro area and had 710 non-employee real estate agents.

Franchise Agreements
--------------------

     The Company has a five year master franchise agreement from Better Homes and Garden International, Inc. for the greater Pittsburgh metro area. Approximately 1% of gross COMMISSIONS are paid as a franchise fee, to the Franchisor.

     Need for any government approval of principal products or services. If government approval is necessary and the small business issuer has not yet received that approval, discuss the status of the approval within the government approval process. The Company (and each of its sales offices), are obligated to receive and maintain licenses from the Pennsylvania Real Estate Commission.


     Effect of existing or probable governmental regulations on the business.
     ------------------------------------------------------------------------

     Government Regulations, present and future, have a cost impact upon real estate brokerage. Such items as Truth in Lending Real Estate Settlement
Procedures Act, Lead Point Disclosures, and other state or federally mandated procedures, disclosures, or mortgage regulations may substantially impair the profitability of the real estate brokerage business.


Property and Equipment
----------------------

     The Registrant's executive offices in the United States are located at 4100
Rte. 8, Allison Park, PA 15101. These offices are leased from J. Hal Autenreith,
Jr..

                                 As of September 30, 1997, Registrant also leases offices at:

=============================================================================================================================
                                         Northwood Realty Co./Better Homes and Gardens
-----------------------------------------------------------------------------------------------------------------------------
                                               Office Information as of 8/7/1997

-----------------------------------------------------------------------------------------------------------------------------
        Office                Office #       Manager               Sales              # Agents       Approx      Year
                                                                   Director                          Sq Ft       Opened
-----------------------------------------------------------------------------------------------------------------------------
1       Hampton               102            Norma Arnold                             31             5,403       1961
-----------------------------------------------------------------------------------------------------------------------------
2       McCandless            105            Nancy Mathews                            38             4,344       1977
-----------------------------------------------------------------------------------------------------------------------------
3       Fox Chapel            122            Arch                                      9             2,200       1982
                                             Autenreith
-----------------------------------------------------------------------------------------------------------------------------
4       Cranberry             135            Ron Maszak            Toni Orrico        22             3,000       1983

-----------------------------------------------------------------------------------------------------------------------------
5       North Hills           142            Louise Rogers                            28             3,000       1993

-----------------------------------------------------------------------------------------------------------------------------
6       Sewickley             144            Penny                                     7               600       1994
                                             Bobincheck                                                          7
-----------------------------------------------------------------------------------------------------------------------------
7       Wexford               151            Cheri Fath                               22             2,172       1989
-----------------------------------------------------------------------------------------------------------------------------
8       Franklin Park         152            Barbara                                  27             4,000       1986
                                             Barricella
-----------------------------------------------------------------------------------------------------------------------------
9       North Hills II        155            Madelyn                                   4             1,000       1997
                                             Pinkerton
-----------------------------------------------------------------------------------------------------------------------------
10      Sarver                156            Ron Maszak            Kevin Deel         10             1,493       1993
-----------------------------------------------------------------------------------------------------------------------------
11      Peters                220            Jean Watson                              38             4,800       1982
-----------------------------------------------------------------------------------------------------------------------------
12      USC                   221            Bob Boss                                 72             5,521       1982
-----------------------------------------------------------------------------------------------------------------------------
13      Pleasant Hills        230            Wayne Hasse                              50             4,400       1985
-----------------------------------------------------------------------------------------------------------------------------
14      Bethel                236            Mary Lou                                 25             3,000       1985
                                             Enrietto
-----------------------------------------------------------------------------------------------------------------------------
15      South Side            239            Tom Marshall                              9             1,200       1993
-----------------------------------------------------------------------------------------------------------------------------
16      Washington            246            Terry Pepper                             20             2,400       1995
-----------------------------------------------------------------------------------------------------------------------------
17      Penn Hills            304            Carol                                    23             5,400       1974
                                             Bechtold
-----------------------------------------------------------------------------------------------------------------------------
18      Monroeville           307            Larry                                    35             4,800       1978
                                             Connelly
-----------------------------------------------------------------------------------------------------------------------------
19      Greensburg            315            Debbie                                   51             4,100       1980
                                             Redding
-----------------------------------------------------------------------------------------------------------------------------
20      Murrysville           334            Margie                                   28             2,300       1980
                                             McCafferty
-----------------------------------------------------------------------------------------------------------------------------
21      City                  337            Carol                 Betty Klein         1             2,600       1991
                                             Palomera
-----------------------------------------------------------------------------------------------------------------------------
22      Edgewood              338            Carol                 Betty Klein         1               300       1991
                                             Palomera

                                                              34





-----------------------------------------------------------------------------------------------------------------------------
23      Cooper/East End       347            Jo Freedman                              11             1,568       1996
-----------------------------------------------------------------------------------------------------------------------------
24      Robinson              403            Joan                                     17             2,240       1973
                                             Akanowicz
-----------------------------------------------------------------------------------------------------------------------------
25      Airport               406            Ed Schmidt                               24             2,800       1977
-----------------------------------------------------------------------------------------------------------------------------
26      Beaver                427            Ruth Ann                                 17             2,800       1980
                                             Bellus
-----------------------------------------------------------------------------------------------------------------------------
27      Butler                517            Barry Woolner                             8             1,300       1981
-----------------------------------------------------------------------------------------------------------------------------
28      Kittanning            540            Lisa Bowers                               8             1,500       1993
-----------------------------------------------------------------------------------------------------------------------------
29      McBurney/New Castle   560            Jay McBurney                             13             1,500       1996
-----------------------------------------------------------------------------------------------------------------------------
30      Harshaw/Greenville    561            Chuck                                     8             1,500       1996
                                             Bestwick
-----------------------------------------------------------------------------------------------------------------------------
31      Harshaw/Grove City    562            Chuck                                     8             2,000       1996
                                             Bestwick
-----------------------------------------------------------------------------------------------------------------------------
32      Harshaw/Shenango      564            Chuck                                     6             1,800       1996
                                             Bestwick
-----------------------------------------------------------------------------------------------------------------------------
33      Uniontown             565            Franklin John                             8               900       1996
-----------------------------------------------------------------------------------------------------------------------------
34      Ellwood City          566            Jean Jamison                              6             1,170       1996
-----------------------------------------------------------------------------------------------------------------------------
1       Delta                 891            Wendy West
-----------------------------------------------------------------------------------------------------------------------------
2       Career Growth         892            Jim Skindzier
-----------------------------------------------------------------------------------------------------------------------------
3       Career Development    991            Ed Schmidt
-----------------------------------------------------------------------------------------------------------------------------
4       Relocation            992            Cindy DeVos
-----------------------------------------------------------------------------------------------------------------------------
5       Marketing             993            Marnie Lutz
-----------------------------------------------------------------------------------------------------------------------------
6       Training              994            Jan Brown
-----------------------------------------------------------------------------------------------------------------------------
7       Accounting            995            Sandy Dunmire
-----------------------------------------------------------------------------------------------------------------------------
8       GEM                   996
-----------------------------------------------------------------------------------------------------------------------------
9       Administrative        999
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
        TOTALS                                                                       710            89,111
=============================================================================================================================


                                   MANAGEMENT

     The following table sets forth certain information concerning the Directors and Executive Officers of the Registrant as of July 31, 1996.

Name                       Age          Position                   Office Term
--------------------------------------------------------------------------------

Hal Autenreith             70           Co-president, Director          Annual

Tex Weston                 53           Co-President, Director          Annual

Buck Weston                76           Treasurer, Broker of
                                        Record, Director                Annual

Jack Benson                60           V.P. South
                                        Regional Manager                Annual

Carol Palomera             54           V.P. East
                                        Regional Manager                Annual

Gloria                     55           V.P. Northwest
  Schucolsky                            Regional Manager                Annual

Ron Maszak                 53           V.P. North and
                                        West Regional Manager           Annual

                                       35

Name                       Age          Position                   Office Term
--------------------------------------------------------------------------------

Ed Schmidt                 48           Director of
                                        Career Development              Annual

Wendy West                 39           Secretary and                   Annual
                                        V.P. Marketing

     Directors are elected at the annual meeting of shareholders to serve for a period of one year or until their successors are elected and have qualified.
Vacancies on the Board of Directors are filled by the Board of Directors. Officers serve at the discretion of the Board of Directors.

BIOGRAPHICAL INFORMATION
------------------------

     The following biographical information is presented for the present Officers and Directors of Registrant as of October 31, 1997.

     J.  Harold  (Hal)  Autenreith,  Jr.,  age 70,  has been Co-  President  and
Director since 1994 and was President from 1982 to 1994. He attended the University of Pittsburgh for 3 1/2 years. Mr. Autenreith has numerous professional education courses or seminars related to real estate, sales, finance, management, investment and motivation.

     Tex Weston, age 53, has been Co-President of Northwood since 1994 and a Director since 1982. In 1993-1995 he was President of West Financial Services, Inc. He attended Edinboro University for 2 years, Pennsylvania State University for 2 years, Robert Morris College for 3 years and GRI Designation, as well as Realtor Professional Education Courses. In 1995, Tex completed a one year term as President of the Realtors Association of Metropolitan Pittsburgh.

     Buck Weston, age 76, has been a Broker of Record and Chairman of the Board since 1982. He has also served as a Director since 1982. Mr. Weston has attended night school classes, CRB Designation courses, and Realtor Professional education courses.

     Jack Benson, age 60, has been Vice-President, and the South Regional Manager since 1984. His educational background includes Duke University, a BA Degree, Graduate Realtors Institute, Certified Residential Broker of the National Association of Realtors and Realtor Professional Education Courses.

     Carol Palomera, age 54, has been Vice President and East Regional manager since 1985. Ms. Palomera's educational background includes Pennsylvania State University, where she received a .S. in Math in 1964 and numerous Realtor Professional Education Courses.

     Gloria Schucolsky, age 55, has been Vice President, Region 5 since 1995. From 1980 through 1995 she was an Owner/Broker of Choice Homes Realtors. Ms. Schucolsky's educational background includes being a Certified Real Estate Brokerage Manager, 1979; a Certified Residential Specialist, 1978; Graduate Realtors Institute, 1976 and numerous Professional Education Courses.

     Ron Maszak, age 53, has been Vice President, North Regional manager since 1989. Mr. Maszak education consists of West Virginia University, Certified Residential Broker and Graduate Realtors Institute. He has also participated in numerous Realtor Professional Education Courses.

     Ed Schmidt, age 48, has been a Director of Career Development since January 1996. He has served as Airport Office Manager from 1993 to present, Regional Recruiter in 1992-1993 and a Sales Trainer in 1991. Mr. Schmidt attended Pennsylvania State in 1973 and has participated in numerous Realtor Professional Education Courses.

     Wendy West, age 39, has been Vice President of Marketing since 1991 and Secretary. Ms. West attended Randolph-Macon Woman's College, Lynchburg, Virginia and received a B.A. in Economics in 1982. She has attended numerous Realtor Professional Education Courses as well.

     Executive Compensation
     ----------------------

     The Company paid or accrued a total of $317,163.94 compensation to the executive officers as a group for services rendered to the Company in all capacities during the 1996 calendar year.

     The Company has an employee incentive stock option plan, and 200,000 shares are reserved for such plan.












                         SPACE INTENTIONALLY LEFT BLANK




                                             SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                             ----------------------------------------

                                    Annual Compensation                         Awards
------------------------------------------------------------------------------------------------------------------------------------
Name and               Year         Salary ($)         Bonus ($)           Other Annual              Restricted           Securities
Principal Position                                     Commissions         Compensation              Stock                Underlying
                                                                           ($)1099 Consulting        Award(s) ($)         Options/
                                                                           Fees                                           SARs (#)
------------------------------------------------------------------------------------------------------------------------------------
Co-President and       1994         $32,800.00         $14,124.51          0                         0                    0
Director Hal
Autenreith           ---------------------------------------------------------------------------------------------------------------
                       1995         $2,000.00          $6,766.47           0                         0                    0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         0*                 $2,098.83           0                         0                    0
------------------------------------------------------------------------------------------------------------------------------------
Co-President and       1994         0                  0                   $6,000.00                 0                    0
Director
Tex Weston           ---------------------------------------------------------------------------------------------------------------
                       1995         0                  0                   $6,000.00                 0                    0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         0*                 0                   $6,000.00                 0                    0
------------------------------------------------------------------------------------------------------------------------------------
CEO, Broker of         1994         0                  0                   0                         0                    0
Record, Director,
Buck Weston          ---------------------------------------------------------------------------------------------------------------
                       1995         0                  0                   0                         0                    0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         0*                 0                   0                         0                    0
------------------------------------------------------------------------------------------------------------------------------------
VP South Regional      1994         $56,130.00         0                   0                         0                    0
Manager, Jack
Benson               ---------------------------------------------------------------------------------------------------------------
                       1995         $28,100.52         0                   0                         0                    0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         $31,330.00         0                   0                         0                    0
------------------------------------------------------------------------------------------------------------------------------------
VP East Regional       1994         $39,124.93         0                   0                         0                    0
Manager, Carol
Palomera             ---------------------------------------------------------------------------------------------------------------
                       1995         $38,851.55         0                   0                         0                    0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         $59,914.97         0                   0                         0                    0
------------------------------------------------------------------------------------------------------------------------------------
VP - NW                1994         0                  0                   0                         0                    0
Regional Manager,
Gloria Schucolsky    ---------------------------------------------------------------------------------------------------------------
                       1995         $36,000.00         0                   0                         $0                   0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         $42,000.00         0                   0                         0                    0
------------------------------------------------------------------------------------------------------------------------------------
VP North and           1994         $157,616.04        0                   0                         0                    0
West Regional
Manager, Ron
Maszak               ---------------------------------------------------------------------------------------------------------------
                       1995         $81,583.62         0                   0                         0                    0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         $91,994.87         0                   0                         0                    0
------------------------------------------------------------------------------------------------------------------------------------
Ed Schmidt,            1994         $52,359.57         $4,107.50           0                         0                    0
Director of Career
Development          ---------------------------------------------------------------------------------------------------------------
                       1995         $48,680.03         $2,099.67           0                         0                    0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         $60,958.64         $4,296.63           0                         0                    0
------------------------------------------------------------------------------------------------------------------------------------
Wendy West, V.P.       1994         $15,000.00         0                   $3,600.00                 0                    0
Marketing            ---------------------------------------------------------------------------------------------------------------
                       1995         $15,000.00         0                   $3,600.00                 0                    0
                     ---------------------------------------------------------------------------------------------------------------
                       1996         $15,000.00         0                   $3,600.00                 0                    0
====================================================================================================================================


                                                                 38

Option/SAR Grants Table (None)

Aggregated  Option/SAR  Exercises in Last Fiscal Year an FY-End Option/SAR value
(None)

Long Term Incentive Plans - Awards in Last Fiscal Year (None)


Bonuses and Deferred Compensation
---------------------------------

     No deferred compensation was paid or earned by any officer or director during 1996 and through September 30, 1997. Bonuses based upon commission overrides was paid as shown in chart above and may be earned for 1997.

     There are no payments of compensation or benefits to officers and directors due upon termination without cause resulting from a change in control.

Compensation Pursuant to Plans.  None.
-------------------------------

                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR


(Except for compensation of Officers who are also Directors which Compensation is listed in Summary Compensation Table of Executives)

                        Cash Compensation Security Grants

================================================================================
Name    Annual       Meeting      Consulting     Number of      Number of
        Retainer     Fees ($)     Fees/Other     Shares (#)     Securities
        Fees ($)                  Fees ($)                      Underlying
                                                                Options/
                                                                SARs (#)
--------------------------------------------------------------------------------
None    0            0            0              0              0
================================================================================


     Certain Relationships and Related Transactions
     ----------------------------------------------

     (a) Prior to 1996 year end, Picnic Investments, S.A., was owed a total of $610,000 to the Company. In 1996, repayment of the advances was agreed to, providing for interest at 1.5% per month.

     (b) Wendy West, Secretary and Vice President of Marketing, is the daughter of J. Harold (Hal) Autenreith, Jr., Co-President and Director.

     (c) Tex Weston, Co-President and Director, is the son of Buck Weston, Chairman and Director.

     (d) The Company leases seven offices from J. Harold (Hal) Autenreith, Jr. its Co-President and Director, for a monthly rental of $29,600 per months. The leases are year to year.

                             PRINCIPAL STOCKHOLDERS

     Security Ownership of Certain Beneficial Owners and Management
     --------------------------------------------------------------
     The following table sets forth information, as of December 2, 1997, as to the number of shares of the Registrant's Common Stock owned of record by (a) beneficial owners of more than five percent of the Registrant's outstanding Common Stock who are owned by the Registrant, and (b) the Officers and Directors of the Registrant, individually, an the Officers and Directors of the Registrant as a group, and (c) the percentage of ownership of the outstanding Common Stock represented by such shares.

     a)
================================================================================
                                                                        % of
                                                                        Owner-
                                                    Current             ship
Stock               Names and Address of            Beneficial          After
Title of Class      Beneficial Owner                Ownership           Offering
--------------------------------------------------------------------------------
Common Stock        J. Harold Autenreith, Jr.       473,987 (15.7%)     11.8%
--------------------------------------------------------------------------------
Common Stock        Harold M. Weston                169,280 (5.6%)       4.2%
--------------------------------------------------------------------------------
Common Stock        Tex Weston                      169,280 (5.6%)       4.2%
--------------------------------------------------------------------------------
Common Stock        Gary Lee Weston                 169,280 (5.6%)       4.2%
--------------------------------------------------------------------------------
Common Stock        James H. Autenreith, III        473,987 (15.7%)     11.8%
--------------------------------------------------------------------------------
Common Stock        Wendy West                      473,987 (15.7%)     11.8%
--------------------------------------------------------------------------------
Common Stock        Eric H. Autenreith              473,987 (15.7%)     11.8%
--------------------------------------------------------------------------------
Common Stock        Arch W. Autenreith              473,987 (15.7%)     11.8%
================================================================================

     b) The following table sets forth information, as of July 31, 1997, with respect to the beneficial ownership of the Company's $.0001 par value common stock by the directors and officers of the Company, both individually and as a group.

================================================================================
Name and Address    Position                 Shares       Current      * %
of Beneficial                                Owned        Beneficial   Ownership
Ownership                                                 Ownership    After
                                                                       Offering
--------------------------------------------------------------------------------
J. Harold           Co-president,            473,987      15.7%        11.8%
Autenreith, Jr.     Director
--------------------------------------------------------------------------------
Tex Weston          Co-president,            169,280      5.6%         4.2%
                    Director
--------------------------------------------------------------------------------
Buck Weston         Treasurer, Broker of     169,280      5.6%         4.2%
                    Record, Director
--------------------------------------------------------------------------------
Jack Benson         V.P. South Regional      0            0            0
                    Manager
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Carol Palomera      V.P. East Regional       0            0            0
                    Manager
--------------------------------------------------------------------------------
Gloria Schucolsky   V.P. Northwest           0            0            0
                    Regional Manager
--------------------------------------------------------------------------------
Ron Maszak          V.P. North and West      33,856       1.1%         0.1%
                    Regional Manager
--------------------------------------------------------------------------------
Ed Schmidt          Director of Career       0            0            0
                    Development
================================================================================

     *Prior to any sales by selling shareholders.

                                    Current
                                    Beneficial            Percent Ownership
                                    Ownership             After Offering
                                    ---------             --------------

     c) Present Officers
        and Directors
        as a Group                     28%                     20.3%


Loans to Officers and Directors
-------------------------------

     None.


                            DESCRIPTION OF SECURITIES

General
-------

     Common Shares. The Company's Articles of Incorporation authorizes 10,000,000 shares of common stock with no par value. There are 3,000,000 common shares are outstanding at the commencement of this offering. Each record holder of common shares is entitled to one vote for each share held as a matter of record on all matters properly submitted to the shareholders of the Company for their vote. Cumulative voting is not authorized by the Articles of Incorporation, as amended. A quorum at any shareholders meeting consists of one-half of the common shares outstanding and entitled to vote.

Dividends
---------

     Holders of the  Company's  common stock are  entitled to receive  dividends when and as declared by the Company's Board of Directors out of legally available funds. Any such dividends may be paid in cash, property or shares of the Company's common stock. The Company has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of the Company's business and no dividends on its common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors and would depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, and general business conditions. Therefore, there can be no assurance that any dividends on the Company's common stock will be paid in the future.

Miscellaneous Rights and Provisions
-----------------------------------

     Shares of the Company's common stock have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable to further call or assessment. The outstanding shares of the Company's common stock are, and any shares sold pursuant to this offering will be, fully paid and nonassessable. Each share of the Company's common stock is entitled to share ratable in any asset available for distribution to holders of its equity securities upon liquidation of the Company.

Selected Dealers
----------------

     The Company may issue up to 100,000  warrants  to purchase  100,000  common
shares  to  the  Selected  Dealers  in  connection  with  this  offering.   (See
"Underwriting").

Reports to Stockholders
-----------------------

     The Company shall make available annual reports to its stockholders containing audited financial statements reported upon by its independent auditors. The Company intends to release unaudited quarterly or other interim reports to its stockholders as it deems appropriate.

Transfer Agent and Registrar
----------------------------

     United Stock Transfer, Inc., 13275 E. Fremont Place, Ste #302, Englewood, Colorado 80112-3901 the transfer agent and registrar for the Company's no par value common stock and its Preferred shares.

Shares Eligible for Future Sale
-------------------------------

     Upon the completion of this offering, the Company will have outstanding 4,000,000 shares of common stock. The 1,000,000 shares sold in this offering will be registered under the Securities Act of 1933 and generally will have an exemption under Federal law for resale of such shares, except for any shares purchased by an "affiliate" as that term is defined in the Securities Act of 1933 (the "Act") of the Company, which will be subject to the resale limitations of Rule 144. 300,000 shares have been registered for sale by principals of the Company and other shareholders, which may be sold at any time.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least two years, including "affiliates" (that is a person controlling, controlled by or under common control with an issuer), is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding such sale, subject to the availability of certain current public information about the Company and restrictions on the manner of sale set forth in Rule 144. A person (or persons whose shares are aggregated) who is not deemed an "affiliate" of the Company and who has beneficially owned (and paid for in full) restricted shares for at least three years is entitled to sell such shares under Rule 144 without regard to the volume limitations and other restrictions described above.

     In 1998, an aggregate of at least 160,000 shares (4% assuming the offering is sold) of the Company's common stock will be eligible for sale in the public market in reliance upon Rule 144.


                              PLAN OF DISTRIBUTION

Summary of Selected Dealer
--------------------------

     The Company will enter into Selected Dealer Agreement ("Agreement"). Pursuant to the terms of the Agreements, the Selected Dealers, as the Company's agents, will to use best efforts to sell at $6.00 per share up to 1,000,000 shares of the Company's no par value common stock offered by the Prospectus within a period of 90 days after the date of the definitive Prospectus, unless extended for a maximum 90 additional days by mutual agreement of the Company and the Selected Dealers. If the Selected Dealers are unable to sell at least 1,000,000 shares within this period (including the extension period), then the offering will terminate and all money will be returned to the subscribers, without interest (subscribers residing in states which require the payment of interest will be paid interest at prevailing rates if the escrow does not close) and without deduction for commissions and other expenses relating to the offering. Pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, all subscriptions for the sale of the shares will be transmitted, by noon of the next business day following receipt by the Selected Dealer or a participating dealer, to an escrow account to be maintained at Mellon Bank, Pittsburgh, Pennsylvania. In the event 1,000,000 shares are not sold to the public within the 90-day period ( and any extension period, if applicable) funds deposited with the escrow agent will be returned forthwith to subscribers without deduction therefrom and without interest. Purchasers of the shares will not receive stock certificates until after termination of the escrow agreement. During the period of escrow, subscribers will have no right to demand return of their subscriptions.

     The Selected Dealer may refuse or reject any offer or subscription to purchase the shares offered hereby, at any time and for any reason, at its discretion.

     Subject to the sale of the minimum number of shares prior to the termination of this offering, the Company has agreed to pay the Selected Dealer a sales commission of 10% of the offering price ($.60 per share). The Company may also agreed to pay the Selected Dealer a non-accountable expense allowance up to 3% of the gross dollar amount of common stock it sells in the offering. This will be paid upon the closing of the offering (the sale of 1,000,000 shares) and the release of funds by the Escrow Agent.

     Subject to the sale of 1,000,000 shares, the Selected Dealers have the right to purchase from the Company for $.001 per warrant, warrants to acquire one (1) share for every ten (10) shares sold in the offering or up to 100,000 shares of the company's common stock. Such warrants may be considered additional compensation to the Selected Dealer. (See "Selected Dealers Warrants" below).

     The Selected Dealers offering the shares are licensed securities dealers who are members of the National Association of Securities Dealers, Inc. The Selected Dealers do not intend to sell any shares offered hereby to any account over which it has discretionary authority.

     The Company and the Selected Dealers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933. The Securities and Exchange Commission has taken the position that such indemnity provisions are unenforceable and against public policy.

     The foregoing does not purport to be a complete statement of the terms and conditions of the Selected Dealer Agreement, copies of which are on file at the offices of the Selected Dealers, the Company and the Securities and Exchange Commission.

Selected Dealers Warrants
-------------------------

     Subject to the sale of at least 1,000,000 shares prior to the termination of this offering, the Company may agree to sell to the Selected Dealers, for $.001 per warrant, warrants (the "Dealers' Warrants") to purchase one share of the Company's common stock for each ten shares sold in the offering. The Selected Dealers' Warrants are exercisable at 120% of the public offering price per share for a 18-month period commencing 12 months from the effective date of this offering. The Selected Dealers' Warrants may not be sold, transferred, assigned or hypothecated except to officers of the Selected Dealers and participating dealers and/or their officers or partners. The Selected Dealers' Warrants will contain anti-dilution provisions providing for appropriate adjustments in the event of any recapitalization, reclassification, stock dividends, stock split or similar transaction. In the event of a consolidation or merger of the Company or a transfer of substantially all of the Company's assets to another corporation, the holders of the Selected Dealers' Warrants will be entitled to receive, upon exercise of the Selected Dealers' Warrants, the securities or other property which they would have been entitled to receive had they been stockholders on the date of such action. The holders of the Selected Dealers' Warrants will have no voting, dividend or other rights as stockholders of the Company in respect of the shares underlying the Selected Dealers' Warrants until the Selected Dealers' Warrants are exercised.

     The Company has agreed that at any time upon the written request of the holders of at least 50% of the total number of the Selected Dealers' Warrants and common stock issued upon exercise of the Selected Dealers' Warrants made during the four (4) year period commencing 12 months after the effective date of the offer, it will file one registration statement at its expense under the Securities Act of 1933, as amended, including Selected Dealers' Warrants and shares of common stock.

     For the period during which the Selected Dealers' Warrants are exercisable, the holders thereof will have the opportunity to profit form a rise in the market value of the Company's common stock, with a resulting dilution in the interests of the other stockholders of the Company if the exercise price is less than net tangible book value. The holders of the Selected Dealers' Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital from an offering of its unissued common stock on terms more favorable to the Company than those provided for in the Selected Dealers' Warrants. Such facts may adversely affect the terms on which the Company can obtain additional financing. To the extent that the Underwriter realizes any gain form the resale of the shares underlying the Selected Dealers' Warrants, such gain may be deemed additional compensation.

Determination of Offering Price
-------------------------------

     Prior to this offering, there has been no public market for the shares of the Company's Common Stock or the Warrants. The initial public offering price has been determined by the Company. There is no direct relation between the offering price and the assets, book value, shareholders' equity or net worth of the Company.

     In determining the offering price and the number of shares to be offered, the Company considered such factors as the financial condition of the Company, the experience of current management, operating history, general condition of the securities markets, and its longevity and present and future business prospects and the common stock retained by Company Management. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company's assets, financial performance, net worth or any other traditional criteria of value.


                                  LEGAL MATTERS


     The law firm of Michael A. Littman, Wheat Ridge, Colorado has acted as counsel for the Company in connection with this Offering and has rendered an opinion concerning the legality of the shares offered hereby.

                                     EXPERTS

     The financial statements and schedules of the Company as of December 31, 1996 and for the year then ended and for the periods from January 1, 1995 to December 31, 1995 have been included in the Registration Statement in reliance upon the Reports of Hinds, Lind, Miller & Co., independent auditor, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, DC, relating to the securities offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain certain information set forth in, or annexed as exhibits to, the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Statements contained in this Prospectus regarding the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by that reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------


     Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.


         Legal Fees                                   $20,000*
         Accounting Fees                              $25,000*
         Filing Fees                                  $5,000*
         Printing & Engraving
         share certificate and Prospectus             $8,500*

*        Estimates Only


Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------


     The only statute, charter provision, bylaw, contract or other arrangement under which any Director or Officer of this Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is contained in the Pennsylvania Corporation Act, which provides that Directors and Officers of the Company may be indemnified in accordance with the laws of the State of Pennsylvania.


                                 INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

     Within the last three (3) years, no sales have been made of the Registrant's no par value Voting Common Stock or any other security.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
---------------------------------------------------


Exhibit No.      Item.

1.1              Form of Dealer Agreement

1.2              Form Dealers Purchase Option

3.1 Articles of Incorporation, Amendments to Articles of Incorporation of Northwood Services, Inc.

3.2              Bylaws of Northwood Services, Inc.

3.3              Certificate of Incorporation of Northwood Services, Inc.

5.1              Opinion of Michael A. Littman dated December 1, 1997

10.3             Promissory Note between the Company and Picnic S.A.

10.4             Non-Qualified Stock and Option Award Plan

24.1             Consent of Michael A. Littman, dated December 1, 1997.

24.2             Consent of Hinds, Lind & Miller, & Co., dated November 26, 1997

24.3             Form of Escrow Agreement

FINANCIAL STATEMENT SCHEDULES
-----------------------------

Consolidated Financial Statements
for Nine Months Ended September 30, 1997
and 1996                                                      Pages F-1 - F-17

Audited Consolidated Financial Statements
for Years Ended December 31, 1996 and 1995                    Pages F-18 - F-37

                                  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (ii) To include any material information with respect to the plan of distribution to previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To provide certificates in such denominations and registered in such names as required by Selected Dealers to permit prompt delivery to each purchaser.

     (5)  See   Item  14  for   Registrant's   undertaking   with   respect   to
indemnification.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on December 1, 1997.

                                    NORTHWOOD SERVICES, INC.

                                    By: J. Harold Autenreith, Jr.
                                    Its: Co-President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                         Date
---------                       -----                         ----

/s/J. Harold Autenreith, Jr.    Co-President
                                and Director                  December 1, 1997


/s/ Harold M. Weston            Chairman of the Board         December 1, 1997
                                and Director and Treasurer


/s/ Tex Weston                  Co-President
                                and Director                  December 1, 1997

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES





                                        -





                        CONSOLIDATED FINANCIAL STATEMENTS
                                       and
                            SUPPLEMENTARY INFORMATION





                                        -





                  Nine Months Ended September 30, 1997 and 1996



                                  (Unaudited)

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES




                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----


FINANCIAL STATEMENTS

   Consolidated Balance Sheets                                            F-3

   Consolidated Statements of Income                                      F-5

   Consolidated Statements of Changes in Stockholders' Equity             F-6

   Consolidated Statements of Cash Flows                                  F-7

   Notes to Consolidated Financial Statements                             F-8

SUPPLEMENTARY INFORMATION

   Schedules of Operating Expenses                                        F-17

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 1997 and 1996



                                     ASSETS
                                                               UNAUDITED
                                                       -------------------------
                                                          1997           1996
                                                       ----------     ----------

CURRENT ASSETS

   Accounts and loans receivable:
      Commissions receivable - (net of allowance of
      $ 254,557 and $ 198,352, respectively)           $3,139,542     $2,446,344
      Sales associates                                    126,482         99,888
      Miscellaneous receivables and advances               54,709         52,661
   Prepaid taxes                                            4,455          3,887
                                                       ----------     ----------

               TOTAL CURRENT ASSETS                     3,325,188      2,602,780
                                                       ----------     ----------

INVESTMENTS

   Investment in trade-in and guaranteed sales
      properties - (net of valuation reserve of
      $ 5,300)                                             15,147         17,048
                                                       ----------     ----------

FIXED ASSETS

   Furniture, fixtures and equipment                    3,064,633      2,758,258
   Equipment under capital lease                          271,734        526,336
   Leasehold improvements                                 690,749        690,749
                                                       ----------     ----------

                                                        4,027,116      3,975,343
   Less:  accumulated depreciation                      2,829,593      2,551,672
                                                       ----------     ----------

                                                        1,197,523      1,423,671
                                                       ----------     ----------


OTHER ASSETS

   Covenants not to compete - (net of
      amortization of $ 50,000 and $ 47,917
      respectively)                                          --            2,083
   Goodwill - (net of amortization of $ 36,997 and
      $ 18,832, respectively)                             144,648        162,813
   Listing Rights - (net of amortization of
      $ 336,817 and $ 395,368, respectively)               39,683        104,632
   Receivables - stockholders                             209,628        209,628
   Deferred tax benefit                                      --          210,384
   Other assets                                               550           --
                                                       ----------     ----------

                                                          394,509        689,540
                                                       ----------     ----------

                                                       $4,932,367     $4,733,039
                                                       ==========     ==========





                              NORTHWOOD SERVICES, INC.
                                  AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                             September 30, 1997 and 1996



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                                    UNAUDITED
                                                        -------------------------------
                                                            1997                1996
                                                        -----------         -----------
CURRENT LIABILITIES

   Cash deficit                                         $   430,172         $   297,043
   Accounts payable                                         562,393             483,669
   Accounts payable - related parties                        38,989              37,989
   Accrued interest                                          40,021              31,424
   Accrued and withheld payroll taxes                         1,377               2,286
   Commissions payable                                    1,726,748           1,345,489
   Accrued taxes - other                                        450                 675
   Accrued income taxes                                      64,118               4,944
   Current portion of deferred income taxes                  70,038             446,874
   Loans payable - related parties                          213,431              98,431
   Current portion of long-term debt                        405,273             200,043
   Current portion of capital lease obligations              72,303             255,378
                                                        -----------         -----------

               TOTAL CURRENT LIABILITIES                  3,625,313           3,204,245
                                                        -----------         -----------

LONG-TERM DEBT

   Deferred income taxes                                    186,263                --
   Obligations under capital leases                          88,373             288,416
   Notes payable                                          1,589,378           1,706,944
                                                        -----------         -----------

                                                          1,864,014           1,995,360
   Less: current portion                                    547,614             455,421
                                                        -----------         -----------

                                                          1,316,400           1,539,939
                                                        -----------         -----------

                                                          4,941,713           4,744,184
                                                        -----------         -----------
STOCKHOLDERS' EQUITY (DEFICIENCY)

   Capital stock - (no par value, 10,000,000
      shares authorized, 1,024,500 shares
      issued, 886,100 shares outstanding,
      128,900 shares held as treasury
      stock, no cost)                                          --                25,100
   Capital stock - (no par value, 10,000,000 shares
      authorized, 3,000,000 shares issued and
      outstanding                                            24,867                --
   Retained earnings (deficit)                              (34,213)             (8,645)
                                                        -----------         -----------

                                                             (9,346)             16,455
   Less:  Treasury stock - 9,500 shares, at cost               --               (27,600)
                                                        -----------         -----------

                                                             (9,346)            (11,145)
                                                        -----------         -----------

                                                        $ 4,932,367         $ 4,733,039
                                                        ===========         ===========

See accompanying notes
                                           F-4


                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  Nine Months Ended September 30, 1997 and 1996




                                                           UNAUDITED
                                                 ----------------------------
                                                     1997            1996
                                                 ------------    ------------

REVENUES

   Net commissions earned from
    real estate transactions                     $ 14,225,090    $ 12,907,547
   Less commissions paid                           (7,758,132)     (6,928,914)
                                                 ------------    ------------

                                                    6,466,958       5,978,633
   Tuition income                                      88,074         116,295
   Consulting fees                                     14,853          14,519
   Insurance commissions                               21,390          48,070
                                                 ------------    ------------

                                                    6,591,275       6,157,517

OPERATING EXPENSES                                  5,948,561       5,418,211
                                                 ------------    ------------

               INCOME FROM OPERATIONS                 642,714         739,306

OTHER INCOME (EXPENSE)

   Other income                                        62,259          30,678
   Interest expense                                  (181,122)       (198,860)
                                                 ------------    ------------

                                                     (118,863)       (168,182)
                                                 ------------    ------------

               INCOME BEFORE INCOME TAXES             523,851         571,124

INCOME TAXES

   Current income tax expense (benefit)                64,118           4,944
   Deferred income tax expense (benefit)              139,515         216,837
                                                 ------------    ------------

                                                      203,633         221,781
                                                 ------------    ------------

               NET INCOME                        $    320,218    $    349,343
                                                 ============    ============

Earnings per common share                        $       .106    $       .116
                                                 ============    ============

Weighted average common shares outstanding       $  3,000,000    $  3,000,000
                                                 ============    ============




See accompanying notes.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Nine Months Ended September 30, 1997 and 1996



                                                         1997           1996
                                                     ---------------------------
OPERATIONS

   Net income                                        $   320,218    $   349,343
   Adjustments to reconcile net income to net
      cash provided by operating activities
         Depreciation and amortization                   252,475        292,642
         Deferred income taxes                           139,515        216,837
         (Increase) decrease in:
            Commissions receivable                    (1,605,898)    (1,057,854)
            Sales associate receivables                  (39,857)         9,018
            Miscellaneous receivables                     (2,348)            22
            Prepaid taxes and other assets                   131          1,172
            Receivables - stockholders                      --          (50,000)
         Increase (decrease) in:
            Commissions payable                          883,244        610,489
            Accounts payable - general                    35,488         68,751
            Accounts payables - related parties           (1,882)        (2,337)
            Accrued interest - other                       6,931          4,998
            Accrued and withheld payroll taxes               288        (42,948)
            Accrued taxes - other                           (750)            75
            Accrued income taxes                          64,118          4,944
                                                     -----------    -----------

NET CASH PROVIDED BY OPERATIONS                           51,673        405,152
                                                     -----------    -----------


INVESTMENT ACTIVITIES

   Purchase of fixed assets                              (31,254)       (45,871)
   Sale of investment properties                           2,551          2,073
                                                     -----------    -----------

NET CASH PROVIDED (USED) BY INVESTMENT ACTIVITIES        (28,703)       (43,798)
                                                     -----------    -----------


FINANCING ACTIVITIES

   Loan proceeds                                         715,000           --
   Payments on loans                                    (865,625)      (433,231)
                                                     -----------    -----------

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES        (150,625)      (433,231)
                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                         (127,655)       (71,877)

CASH (DEFICIT) AT BEGINNING OF PERIOD                   (302,517)      (225,166)
                                                     -----------    -----------

CASH (DEFICIT) AT END OF PERIOD                      $  (430,172)   $  (297,043)
                                                     ===========    ===========

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Nine Months Ended September 30, 1997 and 1996




                                                            1997          1996
                                                         ----------     --------



SUPPLEMENTAL DISCLOSURES
Interest paid                                            $  172,525     $193,862
Income taxes paid                                              --           --

Supplemental schedule of noncash investing and
   financing activities:
   Equipment acquisitions financed through
      long-term debt                                     $     --       $ 85,104
                                                         ==========     ========

   Goodwill acquisitions financed through
      long-term debt                                     $     --       $111,644
                                                         ==========     ========











See accompanying notes.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1997 and 1996



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Northwood Services, Inc. and Subsidiaries (the "Company") and the methods of applying those policies conform with generally accepted accounting principles. The accounting and reporting policies and the methods of applying those policies which significantly affect the determination of financial position, results of operations, and cash flows are summarized below.

The consolidated balance sheets as of September 30, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the nine months ended September 30, 1997 and 1996 are unaudited and have been prepared in accordance with the requirements for a presentation of interim financial statements and are in accordance with generally accepted accounting principles. In the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for a fair presentation of the interim periods have been reflected.

Organization and Operations - Northwood Services, Inc. was organized under the laws of The Commonwealth of Pennsylvania on September 24, 1982 to sell real estate in the southwestern Pennsylvania area.

Principle of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Career Growth Training Academy, Northwood Financial, Inc., and Northwood Realty Referral Co., Inc. All significant intercompany transactions and balances have been eliminated.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The Company's real estate brokerage services principally involve providing a ready, willing and able buyer of a property to the seller pursuant to a standard written listing agreement. When these services have been provided, the Company has earned a real estate commission. Additional real estate brokerage services are not required. Accordingly, real estate commissions are recognized as revenues when the buyer and seller of a property enter into a contract of sale and a good faith deposit is made by the buyer. Generally, the closing of a contract of sale is subject to the buyer obtaining financing as well as the performance by the buyer and seller of certain contractual requirements and, accordingly, recorded revenue is reduced by an allowance for such contingencies. In the event of a default, the Company is entitled to its real estate commission under the listing agreement with the seller or under the purchase and sale agreement between the buyer and seller.

Funds Held in Escrow - The Company acts as Escrow agent in connection with the performance of its real estate services. Accordingly, the Company held Escrow funds totalling $ 966,506 and $ 867,030 as of September 30, 1997 and 1996, respectively. These funds are not recorded in the Company's financial statements.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1997 and 1996

Depreciation - For assets purchased prior to January 1, 1992, depreciation is computed using the straight-line method for financial reporting and income tax purposes. For fixed assets purchased subsequent to December 31, 1991, depreciation is computed using accelerated methods for income tax purposes and the straight-line method for financial reporting purposes.

Amortization of Covenants Not to Compete - Covenants not to compete arose from the purchases of real estate brokerages. The Company is amortizing these covenants on the straight-line basis over the lives of the covenants. Amortization expense for the nine months ended September 30, 1997 and 1996, was $ -0- and $ 6,250, respectively.

Amortization of Goodwill - Goodwill represents the excess cost of real estate brokerages acquired over the fair value of its net assets at the date of acquisition. The Company is amortizing the goodwill on a straight-line basis over a period of ten years. Amortization expense for the nine months ended September 30, 1997 and 1996 was $ 13,623 and $ 10,832, respectively.

Amortization of Listing Rights - The Company purchased listing rights as part of the acquisition cost of a real estate brokerage. The Company is amortizing these listing rights over a period of five years based on actual sales. Due to a reduction in the number of lots available for listing as of December 31, 1996, the Company and Sandin- Thomas Real Estate Company, Inc. agreed to reduce the balance of the listing rights by $ 123,500. Accordingly, the amortization of listing rights was reduced by $ 103,505. Amortization expense for the nine months ended September 30, 1997 and 1996, was $ 24,322 and $ 35,368, respectively.

Income Taxes - Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" was adopted by Northwood Services, Inc. and Subsidiaries for the year ending December 31, 1993. Statement 109 requires the determination of deferred income taxes using the liability method under which deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax basis of assets and liabilities. Deferred tax assets or liabilities at the end of each period will be determined using the current enacted tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

Fair Values of Financial Instruments - The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 1997 and 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

NOTE B - UNCERTAINTIES

As shown in the accompanying financial statements, the Company has negative working capital and a cash deficit of approximately $ 430,000. Management is in the process of renegotiating or refinancing its various debt obligations, in addition to pursuing other areas to generate investment capital. As described in Note G, the Company has extended the due date of the Picnic S.A. debt until June 1999. Additionally, the Company reduced debt by $ 151,000 during the nine months ended September 30, 1997. During 1996, management revised the Company's commission program with agents and reduced operating expenses. During 1997, the Company is monitoring its operating costs including occupancy expenses for possible reductions.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1997 and 1996




NOTE C - ASSETS SUBJECT TO LIEN

The accounts receivable, fixed assets and intangible assets of the Company have been pledged as security for the repayment of various long term obligations. The amounts of these assets subject to these pledges were $ 4,702,587 and $ 4,292,092 at September 30, 1997 and 1996.


NOTE D - MISCELLANEOUS RECEIVABLES

At various times, the Company advances funds for several large customers in order to facilitate the sale of homes. Typically these receivables are collected at the time of closing. At September 30, 1997 and 1996, $ 52,361 was included in miscellaneous receivables.


NOTE E - RECEIVABLES - STOCKHOLDERS

The Company advanced a stockholder $ 184,628 to purchase a 50% interest in a local real estate broker. The Company has an option to buy the stockholder's interest in exchange for this receivable. There are no repayment terms related to this receivable.

The Company has also advanced a minority shareholder $ 25,000. There are no repayment terms related to this receivable.


NOTE F - OBLIGATIONS UNDER CAPITAL LEASES

At September 30, 1997 and 1996, the Company had capital lease obligations secured by furniture, fixtures and equipment in the amount of $ 88,373 and $ 288,416. Lease terms range from 11 to 60 months, with interest rates from 11% to 18% per annum. Amortization of the leased property is included in depreciation expense.

Schedule of future minimum lease payments is as follows:

         1998                                                   $  83,149
         1999                                                      17,068
         2000                                                       1,412
                                                                ---------

                                                                  101,629

         Less amount representing interest                         13,256

         Present value of net minimum lease payments            $  88,373
                                                                =========





                                          NORTHWOOD SERVICES, INC.
                                              AND SUBSIDIARIES
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                         September 30, 1997 and 1996


NOTE G - NOTES PAYABLE

The Company had the following additional notes payable at September 30, 1997 and
1996:
                                                                                       1997             1996
                                                                                   -----------      -----------
      Note     payable to Small Business Administration,  bearing interest at 4%
               per annum,  payable in monthly  installments of $ 1,847 including interest,  final  payment due August,  2006,  secured by personal assets of  stockholders.  The purpose of this loan was to provide additional capital needed for repairs
               caused by flood damages.                                            $   165,790      $   181,106

      Note     payable to Iron and Glass  Bank,  bearing  interest  at the prime rate  (8.25%),  payable  in  monthly  installments  of  $  11,000 including interest,  final payment due February, 2001, secured by the Company's  accounts  receivable,  chattel  paper,  documents, instruments, general tangibles and equipment and the personal
               assets of stockholders.                                                 400,000              -

      Note     payable to Picnic Investments,  S.A., bearing interest at 18% per annum.  Subsequent  to December 31, 1996,  the Company and Picnic
               Investments  S.A. agreed to extend the due date of the note until
               June 1999.                                                              610,000          610,000

      Note     payable to  Sandin-Thomas  Real Estate  Company,  secured by real estate  listing  rights and  listings.  Commissions  earned  from listings and sales of lots are applied to reduce  principal.  Due to a reduction in the number of lots  available for listing,  the
               Company and  Sandin-Thomas  Real Estate  Company agreed to reduce the balance of the note payable by $ 123,500. Final payment is
               due June 30, 1998.                                                      154,778          404,797

      Note     payable to former  employee,  bearing interest at 15%, no defined
               repayment terms, unsecured.                                                 -              5,000

      Note     payable to Community  Savings Bank,  bearing  interest at 11% per annum,  payable  in  monthly  installments  of $ 6,195  including interest, final payment due December 2000; secured by
               fixed assets of Northwood.                                              139,968          199,980



                                                  F-11







                                           NORTHWOOD SERVICES, INC.
                                               AND SUBSIDIARIES
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                          September 30, 1997 and 1996



      Note     payable to Iron and Glass  Bank,  bearing  interest  at 9.25% per annum,  payable in  monthly  installments  of $ 11,000  including interest, final
               payment due November 1997.                                               17,211          143,473

      Note     payable to Harshaw Real Estate, Inc., for the acquisition of this agency,  bearing  interest  at 9% per  annum,  payable in monthly installments of $ 3,889 including
               interest, final payment due April 1999.                                  68,578          107,213

      Note     payable  to  McBurney & Co.,  Inc.  for the  acquisition  of this agency,  bearing  interest  at 9% per  annum,  payable in monthly installments of $ 2,200 including interest, final payment due
               January 1999.                                                            38,053           55,375
                                                                                   -----------      -----------

                                                                                     1,589,378        1,706,944
      Less:    current portion                                                         405,273          200,043
                                                                                   -----------      -----------

                                                                                   $ 1,184,105      $ 1,506,901
                                                                                   ===========      ===========

Schedule of estimated maturities is as follows:

       1998                                      $  405,273
       1999                                         840,741
       2000                                         162,561
       2001                                          82,147
       2002                                          18,556
       Thereafter                                    80,100
                                                 ----------

                                                 $1,589,378
                                                 ==========

NOTE H - LOANS PAYABLE - RELATED PARTIES

                                                                1997                1996
                                                            -----------         --------

       Note payable to related party consists of
            advances.  Amounts are unsecured with
            no set terms for repayment.  The note
            bears interest at 9% per annum.                 $   213,431         $   123,431
                                                            ===========         ===========

NOTE I - LEASES

The Company  leases space for 38 real estate  offices  under leases  expiring at various  times,  some of which have  renewal  options.  Net rental  expenses  at
September   30,  1997  and  1996,   amounted  to  $  1,004,009  and  $  909,598,
respectively.  Seven  of the  offices  are  owned by a  stockholder.  One of the offices is owned by a minority stockholder.


                                            F-12


                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1997 and 1996



The following is a schedule of future minimum rental payments required under the above operating leases:

         1997 (3 months)                                     $   302,768
         1998                                                    612,123
         1999                                                    338,501
         2000                                                    157,561
         2001 and thereafter                                     136,213
                                                             -----------

                                                             $ 1,547,166
                                                             ===========

NOTE J - INCOME TAXES

Income tax expense (benefit) is summarized as follows:

                                                      September 30,
                                             ------------------------------
                                                1997                1996
                                             ----------          ----------
         Federal:
            Current tax (benefit)            $     -             $     -
            Deferred                            151,500             164,756
                                             ==========          ==========

         State:
            Current                          $   64,118          $    4,944
            Deferred                            (11,985)             52,081
                                             ==========          ==========


         Totals:
            Current                          $   64,118          $    4,944
            Deferred                            139,515             216,837
                                             ----------          ----------

                                             $  203,633          $  221,781
                                             ==========          ==========

         Effective tax rate                     38.87%              38.83%
                                             ==========          ==========


The differences between actual income tax expense (benefit) and the amount computed by applying the federal statutory income tax rate of 34% to income before taxes are reconciled as follows:

                                                     1997                1996
                                                 ------------------------------

  Computed income tax expense                    $  178,109          $  194,182
     (benefit)
  Increase (decrease) resulting in:
     State income tax, net of federal benefit        34,302              37,390
     Surtax and other differences                    (8,778)             (9,791)
                                                 ----------          ----------

  Actual income tax expense                      $  203,633          $  221,781
     (benefit)                                   ==========          ==========

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1997 and 1996


The components of net deferred tax assets and liabilities are as follows:

                                                             September 30,
                                                     --------------------------
                                                         1997            1996
                                                     -----------    -----------
Deferred tax assets:
    Intangible assets                                $   107,339    $   126,812
   Federal net operating loss carryforward                20,231        202,929
   State net operating loss carryforward                   2,738          2,746
   Book to tax basis of accounting adjustment               --          626,698
                                                     -----------    -----------

                                                         130,308        959,185
                                                     -----------    -----------

Deferred tax liabilities:
   Fixed assets                                         (103,720)      (119,357)
   Section 481(a) adjustment                            (210,113)          --
   Book to tax basis of accounting adjustment               --       (1,073,572)
                                                     -----------    -----------

                                                        (313,833)    (1,192,929)
                                                     -----------    -----------

                                                        (183,523)      (233,744)

Valuation allowance - State Net Operating Loss            (2,738)        (2,746)
                                                     -----------    -----------

Net deferred asset (liability)                       $  (186,263)   $  (236,490)
                                                     ===========    ===========


At September 30, 1997 and 1996, the Company has Federal net operating loss carryforwards of $ 750,000 and $ 767,000 available to offset future taxable income through the years 1999 to 2011. The Company expects to utilize the carryforwards before expiration.

Changes were made to the Pennsylvania tax law in June 1994. The law now permits the use of prior year net operating losses to offset future taxable income. The Company has net operating loss carryforwards totaling approximately $ 130,000 and $ 153,000 at September 30, 1997 and 1996. These carryovers expire between 1996 and 1997. The Company expects to utilize the carryforwards before expiration. Deferred tax benefits relating to Pennsylvania net operating loss carryforwards of $ 10,200 and $ 12,500 have been recognized for financial statement purposes at September 30, 1997 and 1996.

The Company has changed its basis of accounting for tax purposes to the same basis of accounting for its financial reporting purposes as of January 1, 1997.

NOTE K - CAPITAL STOCK TRANSACTIONS

On September 30, 1997, the Company approved a forward stock split of 3.3856 shares per one share of issued and outstanding shares, resulting in 10,000,000 shares authorized and 3,000,000 shares outstanding.

On September 30, 1997, the Company retired all 138,400 shares of capital stock previously held in treasury. The stated value of these shares of $ 233 was charged to capital stock and the balance of the cost of these shares of $ 27,367 was charged to retained earnings.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1997 and 1996





NOTE L - CONSULTING FEES - RELATED PARTY

The Company received consulting fee income from a corporation that is controlled by a stockholder. During the nine months ended September 30, 1997 and 1996, consulting fees were $ 37,950 and $ 51,875. There are no formal agreements between the companies for Northwood to continue providing consulting services.


NOTE M - CONCENTRATION OF CREDIT RISK

At times, the Company may maintain more than $ 100,000 in cash at a financial institution. Account balances are insured by the Federal Deposit Insurance Corporation up to $ 100,000.


NOTE N - CONTINGENCIES

In the ordinary course of business, the Company is involved in various lawsuits related to real estate sales contracts, employment issues and real estate ownership. The Company's legal counsels believe that unfavorable outcomes, if any, will not have a material adverse effect on the Company.

                            SUPPLEMENTARY INFORMATION

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                         SCHEDULE OF OPERATING EXPENSES
                  Nine Months Ended September 30, 1997 and 1996




                                                        1997            1996
                                                    -----------     -----------
OPERATING EXPENSES

Salaries, bonuses and management fees               $ 1,950,278     $ 1,696,279
Rent                                                    946,579         926,990
Utilities                                               144,171         141,779
Office maintenance and janitorial services              144,287         131,353
Telephone and telephone answering service               376,253         342,879
Advertising and public relations                      1,019,750         841,715
Insurance                                                30,710          31,020
Employee benefits                                        35,550          33,704
Legal and legal claims                                   87,247          45,311
Accounting                                               28,539          41,542
Payroll tax expense                                     185,253         150,209
Other taxes                                               8,429           8,035
Automobile expenses                                       9,950           5,741
Dues, subscriptions and licenses                         47,752          30,104
Supplies and printing                                   237,699         242,390
Postage and courier service                             124,652          93,293
Equipment maintenance                                    10,843          27,831
Miscellaneous office and operating expenses              60,438          42,702
General sales expense                                   317,475         319,544
Multi-list expenses                                      17,390          51,052
Bad debt expenses                                         2,481           8,080
Training                                                  5,638            --
PA capital stock taxes                                      867             450
Depreciation                                            191,773         219,936
Amortization of covenants not to compete                   --             6,250
Amortization of listings and rights                      24,322          35,368
Amortization of goodwill                                 13,624          10,832
Amortization of leasehold improvements                   22,756          20,256
Errors and omissions funding                            (96,145)        (86,434)
                                                    -----------     -----------

                                                    $ 5,948,561     $ 5,418,211
                                                    ===========     ===========



See accountant's report.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES




                                        -




                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                       and
                            SUPPLEMENTARY INFORMATION




                                        -




                     Years Ended December 31, 1996 and 1995

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----


INDEPENDENT AUDITOR'S REPORT                                               F-20

FINANCIAL STATEMENTS

   Consolidated Balance Sheets                                             F-21

   Consolidated Statements of Income (Loss)                                F-23

   Consolidated Statements of Retained Earnings (Deficit)                  F-24

   Consolidated Statements of Cash Flows                                   F-25

   Notes to Consolidated Financial Statements                              F-27

SUPPLEMENTARY INFORMATION

   Schedules of Operating Expenses                                         F-37

                          INDEPENDENT AUDITOR'S REPORT




To the Stockholders
Northwood Services, Inc.



We have audited the accompanying consolidated balance sheets of Northwood Services, Inc. (the "Company" or "Northwood") as of December 31, 1996 and 1995, and the related consolidated statements of income (loss), retained earnings (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of Northwood's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northwood Services, Inc. as of December 31, 1996 and 1995, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

As more fully described in Note Q, subsequent to the issuance of the Company's December 31, 1996 and 1995 financial statements and our report thereon dated May 22, 1997, we became aware that those financial statements did not reflect completely the Company's income tax provision.





Pittsburgh, Pennsylvania

May 22, 1997, except as to the last paragraph above and Notes K, L and Q which are as of October 23, 1997

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995



                                     ASSETS

                                                           1996          1995
                                                        ----------    ----------
CURRENT ASSETS

   Accounts and loans receivable:
      Commissions receivable - (net of allowance
      of $ 185,551 and $ 104,510, respectively)         $1,533,644    $1,388,490
      Sales associates                                      86,625       108,906
      Miscellaneous receivables or advances                 52,361        52,683
   Prepaid taxes                                             4,755         4,680
                                                        ----------    ----------

               TOTAL CURRENT ASSETS                      1,677,385     1,554,759
                                                        ----------    ----------

INVESTMENTS

   Investment in trade-in and guaranteed sales
      properties - (net of valuation reserve of
      $ 5,300)                                              17,698        19,121
                                                        ----------    ----------


FIXED ASSETS

   Furniture, fixtures and equipment                     2,822,652     2,583,779
   Equipment under capital lease                           482,461       619,840
   Leasehold improvements                                  690,749       640,749
                                                        ----------    ----------

                                                         3,995,862     3,844,368
   Less:  accumulated depreciation                       2,615,064     2,311,481
                                                        ----------    ----------

                                                         1,380,798     1,532,887
                                                        ----------    ----------

OTHER ASSETS

   Covenants not to compete - (net of
      amortization of $ 50,000 and $ 41,667
      respectively)                                           --           8,333
   Goodwill - (net of amortization of
      $ 23,373 and $ 8,000, respectively)                  158,272        62,000
   Listing Rights - (net of amortization of
      $ 312,495 and $ 360,000, respectively)                64,005       140,000
   Receivable - stockholders                               209,628       159,628
   Deferred tax benefit                                    144,152       202,745
   Other assets                                                381           381
                                                        ----------    ----------

                                                           576,438       573,087
                                                        ----------    ----------

                                                        $3,652,319    $3,679,854
                                                        ==========    ==========

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995



                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                         1996           1995
                                                     ---------------------------

CURRENT LIABILITIES

   Cash deficit                                      $   302,517    $   225,166
   Accounts payable                                      526,905        414,918
   Accounts payable - related parties                     40,871         40,326
   Accrued interest                                       33,090         26,426
   Accrued and withheld payroll taxes                      1,089         45,234
   Commissions payable                                   843,504        735,000
   Accrued taxes                                           1,200            600
   Deferred income taxes                                 190,900        222,398
   Line of credit                                        225,000         75,000
   Loans payable - related parties                        98,431        123,431
   Current portion of long-term debt                     249,971        798,129
   Current portion of capital lease obligations          160,859        201,131
                                                     -----------    -----------

               TOTAL CURRENT LIABILITIES               2,674,337      2,907,759
                                                     -----------    -----------


LONG-TERM DEBT

   Obligations under capital leases                      224,607        433,760
   Notes payable                                       1,493,769      1,698,083
                                                     -----------    -----------

                                                       1,718,376      2,131,843
   Less: current portion                                 410,830        999,260
                                                     -----------    -----------

                                                       1,307,546      1,132,583
                                                     -----------    -----------

                                                       3,981,883      4,040,342
                                                     -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIENCY)

   Capital stock - (no par value, 10,000,000
      shares authorized, 1,024,500 shares
      issued, 886,100 shares outstanding,
      128,900 shares held as treasury stock,
      no cost)                                            25,100         25,100
   Retained earnings (deficit)                          (327,064)      (357,988)
                                                     -----------    -----------


                                                        (301,964)      (332,888)
   Less:  Treasury stock - 9,500 shares, at cost         (27,600)       (27,600)
                                                     -----------    -----------

                                                        (329,564)      (360,488)
                                                     -----------    -----------

                                                     $ 3,652,319    $ 3,679,854
                                                     ===========    ===========

See accompanying notes and accountant's report.




                              NORTHWOOD SERVICES, INC.
                                  AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                       Years Ended December 31, 1996 and 1995



                                                              1996           1995
                                                        -----------------------------

REVENUES
   Net commissions earned from
    real estate transactions                             $ 15,735,755    $ 13,861,509
   Less commissions paid                                   (8,433,981)     (7,361,537)
                                                         ------------    ------------

                                                            7,301,774       6,499,972
   Tuition income                                             137,965         120,871
   Consulting fees                                            109,775          94,158
   Insurance commissions                                       24,961          22,804
                                                         ------------    ------------

                                                            7,574,475       6,737,805

OPERATING EXPENSES                                          7,486,539       6,753,364
                                                         ------------    ------------

               INCOME (LOSS) FROM OPERATIONS                   87,936         (15,559)

OTHER INCOME (EXPENSE)

   Rental income                                               20,000          20,000
   Other income                                                79,217          30,143
   Interest expense                                          (232,639)       (290,604)
   Loss on investments                                           --           (30,000)
   Reduction in listing rights amortization                   103,505            --
                                                         ------------    ------------

                                                              (29,917)       (270,461)
                                                         ------------    ------------

               INCOME (LOSS) BEFORE INCOME TAXES
                 AND EXTRAORDINARY ITEM                        58,019        (286,020)

INCOME TAXES

   Deferred income tax expense (benefit)                       27,095         (84,606)
                                                         ------------    ------------

               INCOME (LOSS) BEFORE EXTRAORDINARY ITEM         30,924        (201,414)

Extraordinary item - forgiveness of lease rents
   net of applicable taxes of $ -0-                              --            28,470
                                                         ------------    ------------

               NET INCOME (LOSS)                         $     30,924    $   (172,944)
                                                         ============    ============

Earnings per common share                                $        .03    $       (.20)
                                                         ============    ============

Weighted average common shares outstanding                    886,100         886,100
                                                         ============    ============





See accompanying notes and accountant's report.

                                        F-23


                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF RETAINED EARNINGS (DEFICIT)
                     Years Ended December 31, 1996 and 1995





                                                          1996          1995
                                                       -------------------------


RETAINED EARNINGS (DEFICIT) AT BEGINNING
   OF YEAR AS PREVIOUSLY REPORTED                      $(357,988)     $ 113,867

Add (deduct):  prior period adjustments                     --         (298,911)
                                                       ---------      ---------

Balance at beginning of year, as restated               (357,988)      (185,044)

Net income (loss)                                         30,924       (172,944)
                                                       ---------      ---------

RETAINED EARNINGS (DEFICIT) AT END OF YEAR             $(327,064)     $(357,988)
                                                       =========      =========












See accompanying notes and accountant's report.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1996 and 1995



                                                            1996         1995
                                                         -----------------------
OPERATIONS

   Net income (loss)                                     $  30,924    $(172,944)
   Adjustments to reconcile net income (loss) to
      net cash provided by operating activities
        Loss on investments                                   --         30,000
         Depreciation and amortization                     383,289      523,761
         Deferred income taxes                              27,095      (84,606)
         Reductions in listing rights - amortization      (103,505)        --
         (Increase) decrease in:
            Commissions receivable                        (145,154)       4,510
            Sales associate receivables                     22,281      (58,237)
            Miscellaneous receivables                          322       19,233
            Prepaid taxes                                      (75)       3,602
            Prepaid advertising                               --         12,383
         Increase (decrease) in:
            Commissions payable                            108,504       (3,000)
            Accounts payable - general                     111,987       (6,516)
            Accrued taxes                                      600          600
            Accrued interest - other                         6,664       11,583
            Accrued and withheld payroll taxes             (44,145)      43,951
            Accounts payables - related parties                545       19,447
                                                         ---------    ---------

NET CASH PROVIDED BY OPERATIONS                            399,332      343,767
                                                         ---------    ---------


INVESTMENT ACTIVITIES

   Purchase of fixed assets                                (66,390)     (62,502)
   Sale of investment properties                             1,423      (10,079)
   Payments made for goodwill                                 --        (30,000)
                                                         ---------    ---------

NET CASH PROVIDED (USED) BY INVESTMENT ACTIVITIES          (64,967)    (102,581)
                                                         ---------    ---------


FINANCING ACTIVITIES

   Advances to shareholder                                 (50,000)     (29,628)
   Loan proceeds                                           225,000      681,970
   Payments on loans                                      (586,716)    (636,934)
                                                         ---------    ---------

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES          (411,716)      15,408
                                                         ---------    ---------

NET INCREASE (DECREASE) IN CASH                            (77,351)     256,594

CASH (DEFICIT) AT BEGINNING OF YEAR                       (225,116)    (481,760)
                                                         ---------    ---------

CASH (DEFICIT) AT END OF YEAR                            $(302,517)   $(225,166)
                                                         =========    =========

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1996 and 1995




                                                             1996         1995
                                                           --------     --------

SUPPLEMENTAL DISCLOSURES
Interest paid                                              $225,975     $290,604
Income taxes paid                                              --          2,733

Supplemental schedule of noncash investing and
   financing activities:
   Equipment acquisitions financed through
      long-term debt                                       $ 85,104     $ 58,972
                                                           ========     ========

   Goodwill acquisitions financed through
      long-term debt                                       $111,644     $   --
                                                           ========     ========

   Reduction of listing rights and note payable -
      Sandin Thomas agreement modifications                $123,500     $   --
                                                           ========     ========

   Reduction of listing rights - amortization              $103,505     $   --
                                                           ========     ========










See accompanying notes and accountant's report.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Northwood Services, Inc. and Subsidiaries (the "Company") and the methods of applying those policies conform with generally accepted accounting principles. The accounting and reporting policies and the methods of applying those policies which significantly affect the determination of financial position, results of operations, and cash flows are summarized below.

Organization and Operations - Northwood Services, Inc. was organized under the laws of The Commonwealth of Pennsylvania on September 24, 1982 to sell real estate in the southwestern Pennsylvania area.

Principle of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Career Growth Training Academy, Northwood Financial, Inc., and Northwood Realty Referral Co., Inc. All significant intercompany transactions and balances have been eliminated.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The Company's real estate brokerage services principally involve providing a ready, willing and able buyer of a property to the seller pursuant to a standard written listing agreement. When these services have been provided, the Company has earned a real estate commission. Additional real estate brokerage services are not required. Accordingly, real estate commissions are recognized as revenues when the buyer and seller of a property enter into a contract of sale and a good faith deposit is made by the buyer. Generally, the closing of a contract of sale is subject to the buyer obtaining financing as well as the performance by the buyer and seller of certain contractual requirements and, accordingly, recorded revenue is reduced by an allowance for such contingencies. In the event of a default, the Company is entitled to its real estate commission under the listing agreement with the seller or under the purchase and sale agreement between the buyer and seller.

Funds Held in Escrow - The Company acts as Escrow agent in connection with the performance of its real estate services. Accordingly, the Company held Escrow funds totalling $ 727,526 and $ 769,130 as of December 31, 1996 and 1995, respectively. These funds are not recorded in the Company's financial statements.

Depreciation - For assets purchased prior to January 1, 1992, depreciation is computed using the straight-line method for financial reporting and income tax purposes. For fixed assets purchased subsequent to December 31, 1991, depreciation is computed using accelerated methods for income tax purposes and the straight-line method for financial reporting purposes.

Amortization of Covenants Not to Compete - Covenants not to compete arose from the purchases of real estate brokerages. The Company is amortizing these covenants on the straight-line basis over the lives of the covenants. Amortization expense for the year ended December 31, 1996 and 1995, was $ 8,333 and $ 16,666, respectively.
                                      F-27

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995




Amortization of Goodwill - Goodwill represents the excess cost of real estate brokerages acquired over the fair value of its net assets at the date of acquisition. The Company is amortizing the goodwill on a straight-line basis over a period of ten years. Amortization expense for the year ended December 31, 1996 and 1995 was $ 15,373 and $ 2,000, respectively.

Amortization of Listing Rights - The Company purchased listing rights as part of the acquisition cost of a real estate brokerage. The Company is amortizing these listing rights over a period of five years based on actual sales. Due to a reduction in the number of lots available for listing, the Company and Sandin-Thomas Real Estate Company, Inc. agreed to reduce the balance of the listing rights by $ 123,500. Accordingly, the amortization of listing rights has been reduced by $ 103,505. This reduction is shown as other income on the consolidated statement of income (loss). Amortization expense for the year ended December 31, 1996 and 1995, was $ 56,000 and $ 170,000, respectively.

Income Taxes - Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" was adopted by Northwood Services, Inc. and Subsidiaries for the year ending December 31, 1993. Statement 109 requires the determination of deferred income taxes using the liability method under which deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax basis of assets and liabilities. Deferred tax assets or liabilities at the end of each period will be determined using the current enacted tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

Fair Values of Financial Instruments - The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1996 and 1995, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

NOTE B - UNCERTAINTIES

As shown in the accompanying financial statements, the Company has incurred losses over the past several years and has negative working capital and a stockholders' deficiency. Management is in the process of renegotiating or refinancing its various debt obligations, in addition to pursuing other areas to generate investment capital. As described in Note G, the Company has extended the due date of the Picnic S.A. debt until June 1999. Also as described in Note O, the Company has obtained additional capital subsequent to December 31, 1996. During 1996, management revised the Company's commission program with agents and reduced operating expenses including advertising. During 1997, the Company is monitoring its operating costs including occupancy expenses for possible reductions.

NOTE C - ASSETS SUBJECT TO LIEN

The accounts receivable, fixed assets and intangible assets of the Company have been pledged as security for the repayment of various long term obligations. The amounts of these assets subject to these pledges were $ 3,275,705 and $ 3,293,299 at December 31, 1996 and 1995.
                                      F-28

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995



NOTE D - MISCELLANEOUS RECEIVABLES

At various times, the Company advances funds for several large customers in order to facilitate the sale of homes. Typically these receivables are collected at the time of closing. At December 31, 1996 and 1995, $ 52,361 and $ 52,683 was included in miscellaneous receivables, respectively.

NOTE E - RECEIVABLES - STOCKHOLDERS

The Company advanced a stockholder $ 184,628 to purchase a 50% interest in a local real estate broker. The Company has an option to buy the stockholder's interest in exchange for this receivable. There are no repayment terms related to this receivable.

The Company has also advanced a minority shareholder $ 25,000. There are no repayment terms related to this receivable.

NOTE F - LINE OF CREDIT

The Company has been granted a $ 450,000 line of credit with Iron and Glass Bank which expired April 1997. The terms of the loan require interest to be paid monthly at the bank's announced prime rate (8.25%), with principal due on demand. The Company is required to maintain the balance at $ -0- for at least 30 days during the year. The loan is secured by all of the Company's accounts receivable, chattel paper, documents, instruments, general tangibles, and equipment. In addition, the principal stockholder and his spouse have personally guaranteed any borrowings against the bank line of credit. The principal balance outstanding at December 31, 1996 and 1995 was $ 225,000 and $ 75,000, respectively.

Subsequent to April of 1997, the Company re-established the line of credit with Iron and Glass Bank in the amount of $ 450,000

NOTE G - OBLIGATIONS UNDER CAPITAL LEASES

At December 31, 1996 and 1995, the Company had capital lease obligations secured by furniture, fixtures and equipment in the amount of $ 224,607 and $ 433,760. Lease terms range from 11 to 60 months, with interest rates from 11% to 18% per annum. Amortization of the leased property is included in depreciation expense.

Schedule of future minimum lease payments is as follows:

      1997                                                      $ 184,988
      1998                                                         54,937
      1999                                                         18,374
                                                                ---------

                                                                  258,299

      Less amount representing interest                            33,692
                                                                ---------
      Present value of net minimum lease payments               $ 224,607
                                                                =========




                                         NORTHWOOD SERVICES, INC.
                                             AND SUBSIDIARIES
                                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                        December 31, 1996 and 1995

NOTE H - NOTES PAYABLE

The Company had the following  additional notes payable at December 31, 1996 and
1995:
                                                                                         1996            1995
                                                                                     -----------     -----------
      Note     payable to Small Business Administration,  bearing interest at 4%
               per annum,  payable in monthly  installments of $ 1,847 including interest,  final  payment due August,  2006,  secured by personal assets of  stockholders.  The purpose of this loan was to provide additional capital needed for repairs
               caused by flood damages.                                              $   177,368     $   192,104

      Note     payable to Picnic  Investments,  S.A.,  a related  party  bearing interest at 18% per annum.  Subsequent to December 31, 1996,  the
               Company and Picnic Investments S.A. agreed to extend the due date
               of the note until June 1999.                                              610,000         610,000

      Note     payable to  Sandin-Thomas  Real Estate  Company,  secured by real estate  listing  rights and  listings.  Commissions  earned  from listings and sales of lots are applied to reduce  principal.  Due to a reduction in the number of lots  available for listing,  the
               Company and  Sandin-Thomas  Real Estate  Company agreed to reduce the balance of the note payable by $ 123,500. Final payment is
               due June 30, 1998.                                                        257,013         417,981

      Note     payable to former  employee,  bearing interest at 15%, no defined
               repayment terms, unsecured.                                                 5,000           5,000

      Note     payable to Community  Savings Bank,  bearing  interest at 11% per annum,  payable  in  monthly  installments  of $ 6,195  including interest, final payment due December 2000; secured by
               fixed assets of Northwood.                                                184,977         244,989

      Note     payable to Iron and Glass  Bank,  bearing  interest  at 9.25% per annum,  payable in  monthly  installments  of $ 11,000  including interest, final
               payment due November 1997.                                                111,541         228,009

      Note     payable to Harshaw Real Estate, Inc., for the acquisition of this agency,  bearing  interest  at 9% per  annum,  payable in monthly installments of $ 3,889 including
               interest, final payment due April 1999.                                    97,889            -


                                                F-30






                                             NORTHWOOD SERVICES, INC.
                                                AND SUBSIDIARIES
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                           December 31, 1996 and 1995




      Note     payable  to  McBurney & Co.,  Inc.  for the  acquisition  of this agency,  bearing  interest  at 9% per  annum,  payable in monthly installments of $ 2,200 including interest, final payment due
               January 1999.                                                              49,981             -
                                                                                     -----------      -----------

                                                                                       1,493,769        1,698,083
      Less:    current portion                                                           249,971          798,129
                                                                                     -----------      -----------

                                                                                     $ 1,243,798      $   899,954
                                                                                     ===========      ===========


Schedule of estimated maturities is as follows:

         1997                                                $   249,971
         1998                                                    403,368
         1999                                                    711,012
         2000                                                     17,303
         2001                                                     18,008
         Thereafter                                               94,107
                                                             -----------

                                                             $ 1,493,769
                                                             ===========

NOTE I - LOANS PAYABLE - RELATED PARTIES

                                                           1996             1995
                                                       -----------      -----------

    Notes payable to stockholder consists of
       advances.  Amounts are unsecured with no
       set terms for repayment.  Interest at 9%
       per annum has been waived by the stockholder
       through December 31, 1995.                      $      -         $    25,000

    Note payable to related party consists of
       advances.  Amounts are unsecured with
       no set terms for repayment.  The note
       bears interest at 9% per annum.                      98,431           98,431
                                                       -----------      -----------

                                                       $    98,431      $   123,431
                                                       ===========      ===========

NOTE J - LEASES

The Company  leases space for 38 real estate  offices  under leases  expiring at various  times,  some of which have  renewal  options.  Net rental  expenses  at
December  31,  1996  and  1995,   amounted  to  $  1,230,107  and  $  1,045,993,
respectively.  Seven  of the  offices  are  owned by a  stockholder.  One of the offices  is owned by a  minority  stockholder.  During  1995,  $ 28,470  of rent expense was forgiven by the stockholders.


                                      F-31


                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995



The following is a schedule of future minimum rental payments required under the above operating leases:

         1997                                      $ 1,211,072
         1998                                          612,123
         1999                                          338,501
         2000                                          157,561
         2001 and thereafter                           136,213
                                                   -----------

                                                   $ 2,455,470
                                                   ===========

NOTE K - INCOME TAXES

Income tax expense (benefit) is summarized as follows:

                                                          December 31,
                                                ------------------------------
                                                   1996                1995
                                                ----------          ----------
         Federal:
            Current tax (benefit)               $     -             $     -
            Deferred tax (benefit)                  20,350             (44,630)
                                                ==========          ==========

         State:
            Current                             $     -             $     -
            Deferred                                 6,745             (39,976)
                                                ==========          ==========


         Totals:
            Current                             $     -             $     -
            Deferred                                27,095             (84,606)
                                                ==========          ==========

         Effective tax rate                          46.7%               29.6%
                                                ==========          ==========


The differences between actual income tax expense (benefit) and the amount computed by applying the federal statutory income tax rate of 34% to income before taxes are reconciled as follows:

                                                    1996               1995
                                                ------------------------------

     Computed income tax expense                $   19,726          $  (97,246)
        (benefit)
     Increase (decrease) resulting in:
        State tax, net of federal benefit            3,825                -
        Surtax and other differences                 3,544              12,640
                                                ------------------------------

     Actual income tax expense                  $   27,095          $  (84,606)
        (benefit)                               ==============================

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995





The components of net deferred tax assets and liabilities are as follows:


                                                              December 31,
                                                        -----------------------
                                                           1996          1995
                                                        ---------     ---------

Deferred tax assets:
   Intangible assets                                    $  69,073     $  96,945
   Federal net operating loss carryforward                147,159       204,781
   State net operating loss carryforward                   12,930        15,263
   Book to tax basis of accounting adjustment             284,647       285,705
                                                        ---------     ---------

                                                          513,809       602,694
                                                        ---------     ---------

Deferred tax liabilities:
   Fixed assets                                           (82,272)     (111,498)
   Book to tax basis of accounting adjustment            (475,547)     (508,103)
                                                        ---------     ---------

                                                         (557,819)     (619,601)
                                                        ---------     ---------

                                                          (44,010)       16,907

Valuation allowance - State Net Operating Loss             (2,738)       (2,746)
                                                        ---------     ---------

Net deferred asset (liability)                          $ (46,748)    $ (19,653)
                                                        =========     =========


At December 31, 1996 and 1995, the Company has Federal net operating loss carryforwards of $ 750,000 and $ 767,000 available to offset future taxable income through 2010. The Company expects to utilize the carryforwards before expirations.

Changes were made to the Pennsylvania tax law in June 1994. The law now permits the use of prior year net operating losses to offset future taxable income. The Company has net operating loss carryforwards totaling approximately $ 130,000 and $ 153,000 at December 31, 1996 and 1995. These carryovers expire between 1996 and 1997. The Company expects to utilize the carryforwards before expiration. Deferred tax benefits relating to Pennsylvania net operating loss carryforwards of $ 10,200 and $ 12,500 have been recognized for financial statement purposes at December 31, 1996 and 1995.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995





NOTE L - PRIOR PERIOD ADJUSTMENTS

The December 31, 1994 financial statements were not audited or reviewed by an independent accountant. As a result of an examination of the balance sheet amounts at January 1, 1996 and 1995, it was determined that retained earnings needed to be restated at December 31, 1994 to correct errors in the balance sheet. Therefore, the following adjustments were made to the beginning balance of retained earnings at January 1, 1996 and 1995:

                                                            1996        1995
                                                         ----------------------

Adjust accumulated depreciation for
   incorrect depreciable lives of
   leasehold improvements and furniture
   and fixtures, net of taxes of
   $ 67,765                                              $ --         $ 100,254
Adjust commission receivable to
   actual at December 31, 1994, net of
tax benefit of $ 135,068                                   --          (199,823)
Adjust accumulated amortization for
   an incorrect life on listings
   and rights, net of taxes of $ 48,398                    --           (71,602)
To write off uncollectible receivables,
net of taxes of $ 62,499                                   --           (92,464)
Adjust deferred taxes to actual at
   December 31, 1994                                       --           (35,276)
                                                         ------       ---------

Net decrease in retained earnings at
   December 31, 1995 and 1994                            $ --         $(298,911)
                                                         ======       =========


NOTE M - CONSULTING FEES - RELATED PARTY

The Company received consulting fee income from a corporation that is controlled by a stockholder. During the year ended December 31, 1996 and 1995, consulting fees were $ 93,000 and $ 165,000. There are no formal agreements between the companies for Northwood to continue providing consulting services.


NOTE N - CONCENTRATION OF CREDIT RISK

At times, the Company may maintain more than $ 100,000 in cash at a financial institution. Account balances are insured by the Federal Deposit Insurance Corporation up to $ 100,000.

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995





NOTE O - CONTINGENCIES

In the ordinary course of business, the Company is involved in various lawsuits related to real estate sales contracts, employment issues and real estate ownership. The Company's legal counsels believe that unfavorable outcomes, if any, will not have a material adverse effect on the Company.


NOTE P - SUBSEQUENT EVENTS

During the 1997 fiscal year, the Company was able to obtain a loan of $ 200,000 from First Federal Savings Bank. The terms of the note require interest to be paid at a rate of prime plus 1% (9.5%). The principal balance was due on or before June 30, 1997. The principal stockholder personally guaranteed the repayment of this debt.

The Company has obtained additional capital of $ 90,000 from a related party. There are no repayment terms.


NOTE Q - PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the issuance of the Company's December 31, 1996 and 1995 financial statements, management became aware that the Company's income tax provision was misstated. This misstatement was due to the nonrecognition of the tax effects relating to differences between the book and tax basis of intangible assets.

The effect on net income of adjustments to the previously issued financial statements for the years ending December 31, 1996 and 1995 is as follows:

                                                         1996            1995
                                                       ---------      ---------

Net income (loss) as previously reported               $  42,186      $(279,858)
Adjustments
   Income tax benefit                                     11,262        106,914
                                                       ---------      ---------

   Net income (loss) as restated                       $  30,924      $(172,944)
                                                       =========      =========

                            SUPPLEMENTARY INFORMATION

                            NORTHWOOD SERVICES, INC.
                                AND SUBSIDIARIES
                         SCHEDULE OF OPERATING EXPENSES
                      Year Ended December 31, 1996 and 1995




                                                       1996             1995
                                                    -----------     -----------
OPERATING EXPENSES

Salaries, bonuses and management fees               $ 2,260,462     $ 2,158,257
Rent                                                  1,253,313       1,074,463
Utilities                                               184,918         172,463
Office maintenance and janitorial services              172,537         166,683
Telephone and telephone answering service               465,483         442,030
Advertising and public relations                      1,159,397         953,019
Insurance                                                41,726          35,816
Employee benefits                                        54,229          59,829
Legal and legal claims                                   78,990          76,939
Accounting                                               71,568          33,478
Payroll tax expense                                     195,600         218,018
Other taxes                                               8,886          30,482
Automobile expenses                                       9,808           6,251
Dues, subscriptions and licenses                         36,377          19,885
Supplies and printing                                   316,183         262,831
Postage and courier service                             147,728         126,966
Equipment maintenance                                    32,019          10,288
Miscellaneous office and operating expenses              65,806          61,929
General sales expense                                   526,806         371,450
Multi-list expenses                                      94,260          64,847
Bad debt expenses                                        18,191            --
PA capital stock taxes                                      557           2,733
Depreciation                                            275,742         315,599
Amortization of covenants not to compete                  8,333          16,666
Amortization of listings and rights                      56,000         170,000
Amortization of goodwill                                 15,373           2,000
Amortization of leasehold improvements                   27,841          20,341
Errors and omissions funding                            (91,594)       (119,899)
                                                    -----------     -----------

                                                    $ 7,486,539     $ 6,753,364
                                                    ===========     ===========






See accountant's report.

                       SECURITIES AND EXCHANGE COMMISSION


                           ---------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         -------------------------------

                            NORTHWOOD SERVICES, INC.
               (Exact name of Registrant as specified in charter)
                         -------------------------------

                                    EXHIBITS

                                  EXHIBIT INDEX

Exhibit No.      Item.

1.1              Form of Dealer Agreement

1.2              Form Dealers Purchase Option

3.1 Articles of Incorporation, Amendments to Articles of Incorporation of Northwood Services, Inc.

3.2              Bylaws of Northwood Services, Inc.

3.3              Certificate of Incorporation of Northwood Services, Inc.

5.1              Opinion of Michael A. Littman dated December 1, 1997

10.3             Promissory Note between the Company and Picnic S.A.

10.4             Non-Qualified Stock and Option Award Plan

24.1             Consent of Michael A. Littman, dated December 1, 1997.

24.2             Consent of Hinds, Lind & Miller, & Co., dated November 26, 1997

24.3             Form of Escrow Agreement







                                       52